Exhibit 4.1

CASELLA WASTE SYSTEMS, INC.,
as Issuer,

the GUARANTORS named herein,
as Guarantors,

and

as Trustee

FORM OF SENIOR INDENTURE

Dated as of

CROSS-REFERENCE TABLE

TIA Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.08; 7.10
(b)	7.08; 7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.12
(b)	12.03
(c)	12.03
313(a)	7.06
(b)(1)	7.06
(b)(2)	7.06
(c)	7.06
(d)	7.06; 12.02
314(a)	N.A.
(b)	12.02
(c)(1)	7.02; 12.04; 12.05
(c)(2)	7.02; 12.04; 12.05
(c)(3)	N.A.
(d)	N.A.
(e)	12.05
(f)	N.A.
315(a)	7.01(b)
(b)	7.05
(c)	7.01
(d)	6.05; 7.01(c)
(e)	6.11
316(a)(last sentence)	N.A.
(a)(1)(A)	6.02
(a)(1)(B)	6.04
(a)(2)	9.02
(b)	6.07
(c)	9.05
317(a)(1)	6.08
(a)(2)	6.09
(b)	N.A.
318(a)	12.01
(c)	12.01

N.A. means Not Applicable

Note:                                    This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

i

Note:                  This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

v

INDENTURE dated as of [                                 ] among CASELLA WASTE SYSTEMS, INC., a Delaware corporation (“Casella”), as issuer, and each of the Guarantors named herein, as Guarantors, and [                                                      ], as Trustee (the “Trustee”).

Casella may from time to time duly authorize the issue of its unsecured senior debentures, notes or other evidences of indebtedness to be issued in one or more series (the “Securities”) up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture;

Casella has duly authorized the execution and delivery of this Indenture to provide, among other things, for the authentication, delivery and administration of the Securities; and

All things necessary to make this Indenture a valid indenture and agreement according to its terms have been done.

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.          Definitions.

Set forth below are certain defined terms used in this Indenture.

“Additional Securities” means, with respect to any series, Securities (other than the Securities issued on the Issue Date) issued from time to time under this Indenture in accordance with the last paragraph of Section 2.03 hereof.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Agent” means any Registrar, Paying Agent or co-Registrar.

“amend” means amend, modify, supplement, restate or amend and restate, including successively; and “amending” and “amended” have correlative meanings.

“asset” means any asset or property, whether real, personal or other, tangible or intangible.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended.  Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Bankruptcy Law” means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

“Board of Directors” means (1) in the case of a corporation, the board of directors and (2) in all other cases, a body performing substantially similar functions as a board of directors.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in the City of New York are required or authorized by law or other governmental action to be closed.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1)                                 in the case of a corporation, corporate stock;

(2)                                 in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)                                 in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)                                 any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Casella” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter shall mean such successor corporation.

“Cash Equivalents” means:

(1)                                 a marketable obligation, maturing within one year after issuance thereof, issued, guaranteed or insured by the government of the United States of America or an instrumentality or agency thereof;

(2)                                 demand deposits, certificates of deposit, eurodollar time deposits, banker’s acceptances, in each case, maturing within one year after issuance thereof, and overnight bank deposits, in each case, issued by any lender under the Senior Credit Facility, or a U.S. national or state bank or trust company or a European, Canadian or Japanese bank having capital, surplus and undivided profits of at least $500.0 million and whose long-term unsecured debt has a rating of “A” or better by S&P or A2 or better by Moody’s or the equivalent rating by any other nationally recognized rating agency (provided that the aggregate face amount of all Investments in certificates of deposit or bankers’ acceptances issued by the principal offices of or branches of such European or Japanese banks located outside the United States shall not at any time exceed 33-1/3% of all Investments described in this definition);

(3)                                 open market commercial paper, maturing within 270 days after issuance thereof, which has a rating of A-2 or better by S&P or P-2 or better by Moody’s, or the equivalent rating by any other nationally recognized rating agency;

(4)                                 repurchase agreements and reverse repurchase agreements with a term not in excess of one year with any financial institution which has been elected a primary government securities dealer by the Federal Reserve Board or whose securities are rated AA- or better by S&P or Aa3 or better by Moody’s or the equivalent rating by any other nationally recognized rating agency relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America; and

(5)                                 shares of any money market mutual fund rated at least AAA or the equivalent thereof by S&P or at least Aaa or the equivalent thereof by Moody’s or any other mutual fund at least 95% of the assets of which consist of the type specified in clauses (1) through (4) above.

“Consolidated EBITDA” means, with respect to any Person, for any period, the sum (without duplication) of

(1)                                  Consolidated Net Income, and

(2)                                  to the extent Consolidated Net Income has been reduced thereby,

(a)                                  all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary gains or losses or income taxes attributable to sales or dispositions outside the ordinary course of business to the extent that gains or losses from such transactions have been excluded from the computation of Consolidated Net Income),

(b)                                 Consolidated Interest Expense, and

(c)                                  Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period (except to the extent such non-cash item increasing Consolidated Net Income relates to a cash benefit for any future period), all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of (x) Consolidated EBITDA of such Person during the four full fiscal quarters for which financial statements are available (the “Four Quarter Period”) ending on or prior to the Transaction Date to (y) Consolidated Fixed Charges of such Person for the Four Quarter Period.

For purposes of this definition, “Consolidated EBITDA” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis in accordance with Regulation S-X under the Exchange Act to the incurrence, repayment or redemption of any Indebtedness of such Person or any of its Restricted Subsidiaries giving rise to the need to make such calculation and any incurrence, repayment or redemption of other Indebtedness, other than the incurrence, repayment or redemption of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and prior to the Transaction Date, as if such incurrence, repayment or redemption, as the case may be, occurred on the first day of the Four Quarter Period.

In addition, Investments (including any Designation of Unrestricted Subsidiaries), Revocations, acquisitions, dispositions, mergers and consolidations that have been made by Casella or any of its Restricted Subsidiaries during the Four Quarter Period or subsequent to the Four Quarter Period and on or prior to the Transaction Date shall be given effect on a pro forma basis in accordance with Regulation S-X under the Exchange Act, to the extent applicable, assuming that all such Investments, Revocations, acquisitions, dispositions, mergers and consolidations (and the reduction or increase of any associated Consolidated Fixed Charges and the change in Consolidated EBITDA, resulting therefrom) had occurred on the first day of the Four Quarter Period.  If, since the beginning of such period, any Person (that subsequently became a Restricted Subsidiary or was merged with or into Casella or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, Revocation, acquisition, disposition, merger or consolidation that would have required adjustment pursuant to this definition, then the Consolidated Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, Revocation, acquisition, disposition, merger or consolidation had occurred at the beginning of the applicable Four Quarter Period.

If such Person or any of its Restricted Subsidiaries directly or indirectly Guarantees Indebtedness of a Person other than Casella or a Restricted Subsidiary, the preceding paragraph will give effect to the incurrence of such Guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such Guaranteed Indebtedness.

Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio,”

(1)                                  interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the weighted average rate of interest during the Four Quarter Period;

(2)                                  if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and

(3)                                  notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the weighted average rate per annum during the Four Quarter Period resulting after giving effect to the operation of such agreements.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of, without duplication,

(1)                                  the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including, without limitation,

(a)                                  any amortization of debt premium, discount and deferred financing costs, excluding (x) the write-off and non-cash amortization of debt premium, discount and deferred financing costs as a result of the prepayments of Indebtedness and (y) the amortization of debt premium, discount and deferred financing costs in connection with the Securities, the Second Lien Notes, the Senior Subordinated Notes and Permitted Refinancing Indebtedness in respect thereof and the Senior Credit Facility;

(b)                                 the net costs under Hedging Obligations;

(c)                                  all capitalized interest; and

(d)                                 the interest portion of any deferred payment obligation;

(2)                                  the interest component of Capital Lease Obligations and Attributable Debt paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP; and

(3)                                  all interest on any Indebtedness of the type described in clause (a) or (b) of the concluding sentence of the first paragraph of the definition of “Indebtedness.”

“Consolidated Net Income” means, with respect to any Person (such Person, for purposes of this definition, the “Referent Person”), for any period, the net income (or loss) of the Referent Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded from such net income (loss), to the extent otherwise included therein, without duplication,

(1)                                  after-tax gains or losses on asset sales outside the ordinary course of business or abandonments or reserves relating thereto;

(2)                                  extraordinary gains or extraordinary losses determined in accordance with GAAP;

(3)                                  the net income (but not loss) of any Restricted Subsidiary of the Referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted;

(4)                                  the net income or loss of any Person that is not a Restricted Subsidiary of the Referent Person except to the extent of cash dividends or distributions paid to the Referent Person or to a Wholly Owned Restricted Subsidiary of the Referent Person (subject, in the case of a dividend or distribution paid to a Restricted Subsidiary, to the limitation contained in clause (3) above);

(5)                                  any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date of any series;

(6)                                  the net income of any Person earned prior to the date it becomes a Restricted Subsidiary of the Referent Person or is merged or consolidated with the Referent Person or any Restricted Subsidiary of the Referent Person;

(7)                                  in the case of a successor to the Referent Person by consolidation or merger or as a transferee of the Referent Person’s assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets;

(8)                                  gains or losses from the cumulative effect of any change in accounting principles, methods or interpretations;

(9)                                  the write-off of deferred financing costs as a result of the prepayments of Indebtedness on the Issue Date of Securities of any series; and

(10)                            gains or losses from the extinguishment of Indebtedness.

“Consolidated Non-cash Charges” means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash charges of such Person and its Restricted Subsidiaries reducing the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP (excluding any such charges to the extent requiring an accrual of or a reserve for cash charges for any future period, but not excluding non-cash charges for closure, capping or post-closure obligations with respect to any landfills to the extent such obligations are not payable prior to the maturity date of the Securities).

“Corporate Trust Office” means the corporate trust office of the Trustee located at [                              ], or such other office, designated by the Trustee by written notice to Casella, at which at any particular time its corporate trust business shall be administered.

“Coverage Ratio Exception” means any date on which the Consolidated Fixed Charge Coverage Ratio is at least 2.0 to 1.0.

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Depositary” shall mean The Depository Trust Company, New York, New York, or a successor thereto registered under the Exchange Act or other applicable statute or regulation.

“Disqualified Capital Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is

(1)                                  required to be redeemed or is redeemable at the option of the holder of such class or series of Capital Stock at any time on or prior to the date that is 91 days after the Stated Maturity of the principal of the Securities outstanding upon the date of issuance of such Capital Stock; or

(2)                                  convertible into or exchangeable at the option of the holder thereof for Capital Stock referred to in clause (1) above or Indebtedness having a scheduled maturity on or prior to the date that is 91 days after the Stated Maturity of the principal of the Securities outstanding on the date of issuance of such Capital Stock.

Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Capital Stock solely because the holders of the Capital Stock have the right to require the issuer thereof to repurchase such Capital Stock upon the occurrence of an “asset sale” will not constitute Disqualified Capital Stock if such requirement only becomes operative after compliance with such terms applicable to the Securities of any series, including the purchase of any Securities tendered pursuant thereto.

“Dollar” means the currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Existing Indebtedness” means Indebtedness of Casella and its Restricted Subsidiaries in existence on the Issue Date with respect to each series (after giving effect to the use of proceeds from the offering of such series of Securities on the Issue Date”).

“Foreign Subsidiary” means any Restricted Subsidiary of Casella organized under the laws of any jurisdiction other than the United States of America or any State thereof or the District of Columbia.

“Four Quarter Period” has the meaning set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified

Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, in effect on the date of this Indenture.

“Global Security” means a Security evidencing all or a part of a series of Securities, issued to the Depositary for such series in accordance with Section 2.04, and bearing the legend prescribed in Section 2.04.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

“Guarantors” means:

(1)                                  each of the Restricted Subsidiaries of Casella that is a borrower (other than Casella) or guarantor under the Senior Credit Facility as of the Issue Date of any series and is a signatory to this Indenture as of such Issue Date; and

(2)                                  each other Subsidiary of Casella that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture;

and their respective successors and assigns, and in each case, until such Person is released from its Subsidiary Guarantee in accordance with the provisions of this Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1)                                  interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, foreign currency collar agreements, foreign currency hedging agreements or foreign currency swap agreements or other similar arrangements or agreements; and

(2)                                  forward contracts, commodity swap agreements, commodity option agreements or other similar agreements or arrangements.

“Holder” or “Security Holder” means the registered holder of any Security.

“incur” means to directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to any Indebtedness and “incurrence” shall have a correlative meaning.  For the avoidance of doubt, the accrual of interest, accretion or amortization of original issue discount and increase in the liquidation preference of Preferred Stock in lieu of payment of cash dividends thereon shall not be an incurrence.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1)                                  in respect of borrowed money;

(2)                                  evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)                                  in respect of banker’s acceptances;

(4)                                  representing Capital Lease Obligations;

(5)                                  representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable;

(6)                                  representing any Hedging Obligations;

(7)                                  representing any Disqualified Capital Stock of such Person and any Preferred Stock issued by a Restricted Subsidiary of such Person; or

(8)                                  in respect of Attributable Debt,

if and to the extent any of the preceding items (other than letters of credit, Hedging Obligations, Disqualified Capital Stock and Preferred Stock) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.  In addition, the term “Indebtedness” includes (a) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), and (b) to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date shall be:

(1)                                  the accreted value thereof, in the case of any Indebtedness issued with original issue discount;

(2)                                  the maximum fixed price upon the mandatory redemption or repurchase (including upon the option of the holder), in the case of Disqualified Capital Stock of such Person;

(3)                                  the maximum voluntary or involuntary liquidation preferences plus accrued and unpaid dividends, in the case of Preferred Stock of a Restricted Subsidiary of such Person; and

(4)                                  the principal amount thereof, together with any interest thereon that is more than 30 days past due and any premium thereon if such Indebtedness is redeemable at the option of the holder at such date, in the case of any other Indebtedness.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

“Insurance Subsidiary” means a Wholly Owned Restricted Subsidiary of Casella organized and operated as a captive insurance subsidiary under the laws of any State of the United States.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Securities of any series.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.  “Investment” excludes (1) extensions of trade credit by Casella and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of Casella or such Restricted Subsidiary, as the case may be, and (2) any purchase, redemption or other acquisition or retirement for value of any Capital Stock of Casella or any warrants, options or other rights to purchase or acquire any such Capital Stock.  The amount of any Investment shall be the original cost of such Investment, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment but less all cash distributions constituting a return of capital.

“Issue Date” means the day on which any Securities of any series are first issued.

“Issuer Order” means a written statement, request or order of Casella signed in its name by the chairman of the Board of Directors, the president or any vice president of Casella.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof (other than an operating lease), any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Market Exchange Rate” shall mean the noon U.S. dollar buying rate for that currency for cable transfers quoted in The City of New York, as certified for customs purposes by the Federal Reserve Bank of New York.

“Maturity Date” means, when used with respect to any Security, the date on which the principal of such Security becomes due and payable as therein provided, whether the Date of Maturity or by declaration or acceleration, call for redemption, exercise of repurchase right, required repurchase or otherwise.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Obligations” means, with respect to any Indebtedness, the principal, premium, if any, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing such Indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, or the Secretary of such Person.

“Officer’s Certificate” means a certificate signed on behalf of Casella by any one of the following:  the Chief Executive Officer, the President, the Vice President-Finance, the Chief Financial Officer, Treasurer, Controller or the Secretary of Casella and delivered to the Trustee.

“Opinion of Counsel” means a written opinion conforming to the provisions of Section 12.05 from legal counsel who is reasonably acceptable to the Trustee.  The counsel may be an employee of or counsel to Casella, a Guarantor or the Trustee.

“Outstanding”, when used with reference to Securities, shall mean, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except

(1)           Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2)           Securities, or portions thereof, for the payment or redemption of which cash or U.S. Government Obligations (as provided for in Section 8.01(a) and Section 8.01(b)) in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than Casella) or shall have been set aside, segregated and held in trust by Casella for the Holders of such Securities (if Casella shall act as its own paying agent); provided, that if such Securities, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

(3)           Securities in substitution for which other Securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 2.09 (except with respect to any such Security as to which proof satisfactory to the Trustee is presented that such Security is held by a Person in whose hands such Security is a legal, valid and binding obligation of Casella), Securities converted into Common Stock pursuant hereto and Securities not deemed outstanding pursuant to Section 3.03;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, Securities owned by Casella, any Guarantor or any other obligor upon the Securities or any Affiliate of Casella, of any Guarantor or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities that a responsible officer of the Trustee actually knows to be so owned shall be so disregarded.  Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not Casella, a Guarantor or any other obligor upon the Securities or any Affiliate of Casella, of any Guarantor or of such other obligor.

In determining whether the Holders of the requisite principal amount of Outstanding Securities of any or all series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 6.02.

“Permitted Liens” means:

(1)                                  Liens on assets of Casella or any Guarantor to secure Senior Debt of Casella or such Guarantor;

(2)                                  Liens in favor of Casella or any Restricted Subsidiary;

(3)                                  Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Casella or any Restricted Subsidiary of Casella; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Casella or its Restricted Subsidiary;

(4)                                  Liens on property existing at the time of acquisition thereof by Casella or any Restricted Subsidiary of Casella; provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any assets other than the property so acquired;

(5)                                  Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6)                                  Liens existing on the date of this Indenture and continuation statements with respect to such Liens filed in accordance with the provisions of the Uniform Commercial Code or similar state commercial codes;

(7)                                  judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(8)                                  Liens securing Permitted Refinancing Indebtedness which is incurred to refinance any Indebtedness which has been secured by a Lien permitted under this Indenture; provided that such Liens (a) are not materially less favorable to the Holders and are not materially more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being refinanced and (b) do not extend to or cover any property or assets of Casella or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced;

(9)            Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(10)            Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(11)            Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(12)            Liens securing Hedging Obligations;

(13)            deposits or pledges made in connection with, or to secure payment of, workmen’s compensation, unemployment insurance, old age pensions or other social security obligations;

(14)            Liens of carriers, warehousemen, mechanics and materialmen, and other like liens incurred in the ordinary course of business;

(15)            Liens on any landfill acquired after the date of the Indenture securing reasonable royalty or similar payments (determined by reference to volume or weight utilized) due to the seller of such landfill as a consequence of such acquisition;

(16)            Liens securing cash management obligations of Casella and its Restricted Subsidiaries that are secured by the collateral securing the Senior Credit Facility;

(17)            other Liens incurred in the ordinary course of business of Casella or any Restricted Subsidiary of Casella with respect to obligations that do not exceed $5.0 million at any one time outstanding; and

(18)            Liens on assets of any Restricted Subsidiary that is not a Guarantor to secure Indebtedness of such Restricted Subsidiary permitted hereunder.

“Permitted Refinancing Indebtedness” means any Indebtedness of Casella or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to refinance other Indebtedness of Casella or any of its Restricted Subsidiaries; provided that:

(1)           the principal amount (or accreted value, if applicable) or liquidation preference of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest and premium, if any, on the Indebtedness, or the liquidation preference, plus accrued dividends and premium, if any, on the Preferred Stock, so refinanced (plus the amount of reasonable expenses incurred in connection therewith);

(2)           such Permitted Refinancing Indebtedness has a final maturity date, or mandatory redemption date, later than the final maturity date, or mandatory redemption date as applicable, of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness or Preferred Stock being refinanced;

(3)           if the Indebtedness being refinanced is subordinated in right of payment to the Securities or the Subsidiary Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Securities on terms at least as favorable to the Holders of Securities or the Subsidiary Guarantees, as applicable, as those contained in the documentation governing the Indebtedness being refinanced;

(4)           if the Indebtedness being refinanced ranks pari passu with the Securities or the Subsidiary Guarantees, such Permitted Refinancing Indebtedness ranks pari passu with, or is subordinated in right of payment to, the Securities or the Subsidiary Guarantees, as applicable;

(5)           Preferred Stock shall be refinanced only with Preferred Stock; and

(6)           the obligor(s) on the Permitted Refinancing Indebtedness thereof shall include only obligor(s) on such Indebtedness being refinanced, Casella and/or one or more of the Guarantors.

“Person” means an individual, partnership, corporation, limited liability company firm, association, joint stock company, unincorporated organization, trust, bank, trust company, land trust, business trust or other enterprise or joint venture, or a governmental agency or political subdivision thereof or other entity.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemption or upon liquidation.

“Purchase Money Obligations” means Indebtedness of Casella or any of its Restricted Subsidiaries incurred for the purpose of financing all or any part of the purchase price, or the cost of construction or improvement, of any assets to be used in the business of Casella or such Restricted Subsidiary; provided, however, that (1) the aggregate amount of such Indebtedness shall not exceed such purchase price or cost, (2) such Indebtedness shall be incurred no later than 180 days after the acquisition of such assets or such construction or improvement and (3) such Indebtedness shall not be secured by any assets of Casella or any of its Restricted Subsidiaries other than the assets so acquired, constructed or improved.

“Qualified Capital Stock” means any Capital Stock of Casella that is not Disqualified Capital Stock.

“Record Date” means the applicable Record Date specified in the Securities; provided that if any such date is not a Business Day, the Record Date shall be the first day immediately preceding such specified day that is a Business Day.

“Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Securities.

“Redemption Price,” when used with respect to any Security to be redeemed, means the price fixed for such redemption, payable in immediately available funds, pursuant to this Indenture and the Securities.

“Referent Person” has the meaning set forth in the definition of “Consolidated Net Income.”

“refinance” means to extend, refinance, renew, replace, defease or refund, including successively; and “refinancing” and “refinanced” shall have correlative meanings.

“Responsible Officer” means, when used with respect to the Trustee, any officer in the Corporate Trust Office of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject and shall also mean any officer who shall have direct responsibility for the administration of this Indenture.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the Referent Person that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“Sale and Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby Casella or a Restricted Subsidiary of Casella transfers such property to a Person and Casella or a Restricted Subsidiary of Casella leases it from such Person.

“SEC” means the Securities and Exchange Commission.

“Second Lien Notes” means Casella’s 11.0% Senior Second Lien Notes due 2014 issued under the Second Lien Notes Documents.

“Second Lien Notes Documents” means that certain Indenture dated as of July 9, 2009 by and among Casella, the guarantors named therein and Wilmington Trust Company, as trustee, including any notes, guarantees, collateral and security documents (including mortgages, pledge agreements and other security arrangements), instruments and agreements executed in connection therewith, and in each case as amended or refinanced from time to time, including any agreement or agreements extending the maturity of, refinancing or otherwise restructuring (including increasing the amount of other Indebtedness outstanding or available to be borrowed thereunder) all or any portion of the Indebtedness under such agreement, and any successor or replacement indenture.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

“Senior Credit Facility” means the Amended and Restated Credit Agreement, dated as of March 18, 2011, by and among Casella, certain subsidiaries of Casella identified therein as Guarantors, Bank of America, N.A., as administrative agent, Bank of America, N.A., as lender, and the other lenders party thereto, including any notes, guarantees, collateral and security documents (including mortgages, pledge agreements and other security arrangements), instruments and agreements executed in connection therewith, and in each case as amended or refinanced from time to time, including any agreement or agreements extending the maturity of, refinancing or otherwise restructuring (including increasing the amount of borrowings or other Indebtedness outstanding or available to be borrowed thereunder) all or any portion of the Indebtedness under such agreement, and any successor or replacement agreement or agreements with the same or any other borrowers, agents, creditors, lenders or group of creditors or lenders.

“Senior Debt” means:

(1)           all Indebtedness outstanding under the Senior Credit Facility, and all Hedging Obligations with respect thereto;

(2)           all Indebtedness outstanding under the Second Lien Notes and the Second Lien Notes Documents, and all Hedging Obligations with respect thereto;

(3)           any other Indebtedness of Casella or a Guarantor not prohibited under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with the Securities or subordinated in right of payment to the Securities or any other Indebtedness of Casella; and

(4)           all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3) (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law).

Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

(1)           any liability for federal, state, local or other taxes owed or owing by Casella;

(2)           any Indebtedness of Casella to any of its Subsidiaries or other Affiliates;

(3)           any trade payables; or

(4)           any Indebtedness that is incurred in violation of this Indenture (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (4) if the holders(s) of such obligation or their Representative shall have received an Officer’s Certificate of Casella to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit Indebtedness, that the incurrence of the entire committed amount thereof at the date of the initial borrowing thereunder is made would not) violate this Indenture).

“Senior Subordinated Notes” means Casella’s 7 ¾ Senior Subordinated Notes due 2019.

“Senior Subordinated Notes Documents” means that certain indenture dated as of February 7, 2011 by and among Casella, the guarantors named therein and U.S. Bank National Association, as trustee, including any including any notes, instruments and agreements executed in connection therewith, and in each case as amended or refinanced from time to time, including any agreement or agreements extending the maturity of, refinancing or otherwise restructuring (including increasing the amount of other Indebtedness outstanding or available to be borrowed thereunder) all or any portion of the Indebtedness under such agreement, and any successor or replacement indenture.

“Significant Subsidiary” means (1) any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof or (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (7), (8) or (9) of Section 6.01 has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

“Stated Maturity” means, with respect to any installment of interest or principal on any Indebtedness, the date on which such payment of interest or principal is scheduled to be paid in the documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any Person:

(1)           any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)           any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

“Subsidiary Guarantee” means the Guarantee by each Guarantor of Casella’s payment obligations with respect to this Indenture and any series of the Securities to the extent guaranteed by the Guarantor, executed pursuant to this Indenture.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as amended, as in effect on the date of the execution of this Indenture until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA, except as otherwise provided in Section 9.04.

“Transaction Date” means the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio.

“Transfer” means to sell, assign, transfer, lease (other than pursuant to an operating lease entered into in the ordinary course of business), convey or otherwise dispose of, including by Sale and Leaseback Transaction, consolidation, merger or otherwise.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

“Unrestricted Subsidiary” of any Person means

(1)           any Subsidiary of such Person that at the time of determination has been designated an Unrestricted Subsidiary; and

(2)           any Subsidiary of such Unrestricted Subsidiary.

“U.S. Government Obligations” means direct obligations of, and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“U.S. Legal Tender” means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Capital Stock at any date, the number of years obtained by dividing:

(1)           the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal or liquidation preference, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)           the then outstanding principal amount or liquidation preference of such Indebtedness or Disqualified Capital Stock.

“Wholly Owned Restricted Subsidiary” of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly Owned Restricted Subsidiaries of such Person.

SECTION 1.02.            Other Definitions.

Term	Defined in Section
“Covenant Defeasance”	8.02
“Event of Default”	6.01
“Guarantee Obligations”	11.01
“Legal Defeasance”	8.02
“Non-Payment Default”	10.02
“Paying Agent”	4.02
“Payment Default”	6.01
“Registrar”	4.02
“Surviving Person”	5.01

SECTION 1.03.            Incorporation by Reference of TIA.

Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture.  The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Securities of any series.

“indenture security holder” means a Holder or a Security Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means Casella, any Guarantor or any other obligor on the Securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.04.            Rules of Construction.

Unless the context otherwise requires:

(1)           a term has the meaning assigned to it;

(2)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)           “or” is not exclusive;

(4)           words in the singular include the plural, and words in the plural include the singular;

(5)           provisions apply to successive events and transactions;

(6)           “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(7)           the words “including,” “includes” and similar words shall be deemed to be followed by “without limitation.”

ARTICLE TWO

THE SECURITIES

SECTION 2.01.            Forms Generally.

The Securities of each series shall be substantially in such form (not inconsistent with this Indenture) as shall be established by or pursuant to one or more Board Resolutions (as set forth in a Board Resolution or, to the extent established pursuant to (rather than set forth in) a Board Resolution, an Officer’s Certificate detailing such establishment) or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with any rules of any securities exchange or to conform to general usage, all as may be determined by the officers executing such Securities as evidenced by their execution of such Securities.

The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities as evidenced by their execution of such Securities.

SECTION 2.02.            Form of Trustee’s Certificate of Authentication.

The Trustee’s certificate of authentication on all Securities shall be in substantially the following form:

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

as Trustee

By:
Authorized Officer

SECTION 2.03.            Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series.  The terms of a series of Securities shall be established prior to the initial issuance thereof in or pursuant to one or more Board Resolutions, or, to the extent established pursuant to (rather than set forth in) a Board Resolution, in an Officer’s Certificate detailing such establishment and/or established in one or more indentures supplemental hereto.  The terms of such series reflected in such Board Resolution, Officer’s Certificate, or supplemental indenture may include the following or any additional or different terms:

(1)           the designation of the Securities of the series (which may be part of a series of Securities previously issued);

(2)           the terms and conditions, if applicable, upon which conversion or exchange of the Securities into Common Stock will be effected, including the initial conversion or exchange price or rate and any adjustments thereto, the conversion or exchange period and other provisions in addition to or in lieu of those described herein;

(3)           any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 2.08, 2.09, 2.11, 9.06 or 3.01);

(4)           if other than dollars, the foreign currency in which the Securities of that series are denominated;

(5)           any date on which the principal and interest of the Securities of the series is payable and the right, if any, to extend such date or dates;

(6)           the rate or rates at which the Securities of the series shall bear interest, if any, the record date or dates for the determination of holders to whom interest is payable, the date or dates from which such interest shall accrue and on which such interest shall be payable and/or the method by which such rate or rates or date or dates shall be determined, and the right, if any, to extend the interest payment periods and the duration of that extension;

(7)           the place or places where the principal of and any interest on Securities of the series shall be payable (if other than as provided in Section 4.02);

(8)           the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of Casella, pursuant to any sinking fund or otherwise;

(9)           the obligation, if any, of Casella to redeem, purchase or repay Securities of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices at which and the period or periods within which and any terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(10)         if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Securities of the series shall be issuable;

(11)         if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

(12)         if other than the currency in which the Securities of the series are denominated, the currency in which payment of the principal of or interest on the Securities of such series shall be payable;

(13)         if the principal of or interest on the Securities of the series is to be payable, at the election of Casella or a Holder thereof, in a currency other than that in which the Securities are denominated, the period or periods within which, and the terms and conditions upon which, such election may be made;

(14)         if the amount of payments of principal of and interest on the Securities of the series may be determined with reference to an index based on a currency other than that in which the Securities of the series are denominated, or by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices, the manner in which such amounts shall be determined;

(15)         if Section 8.01(b) or Section 8.01(c) is inapplicable to Securities of such series;

(16)         whether and under what circumstances Casella will pay additional amounts on the Securities of any series in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether Casella will have the option to redeem such Securities rather than pay such additional amounts;

(17)         if the Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;

(18)         any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the Securities of such series;

(19)         any other events of default or covenants with respect to the Securities of such series in addition to or in lieu of those contained in this Indenture;

(20)         if the Securities of the series may be issued in exchange for surrendered Securities of another series, or for other securities of Casella, pursuant to the terms of such Securities or securities or of any agreement entered into by Casella, the ratio of the principal amount of the Securities of the series to be issued to the principal amount of the Securities or securities to be surrendered in exchange, and any other material terms of the exchange;

(21)         the extent to which payments on the Securities will be subordinated to the payment of Senior Indebtedness of Casella;

(22)         whether the Securities of the series will be guaranteed as to payment or performance; and

(23)         any other terms of Securities of the series.

Casella may from time to time, without notice to or the consent of the holders of any series of Securities, create and issue further Securities of any such series ranking equally with the

Securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further Securities or (2) the first payment of interest following the issue date of such further Securities).  Such further Securities may be consolidated and form a single series with the Securities of such series and have the same terms as to status, redemption or otherwise as the Securities of such series).

SECTION 2.04.            Execution and Authentication.

Casella may deliver Securities of any series executed by Casella to the Trustee for authentication together with the applicable documents referred to below in this Section, and the Trustee shall thereupon authenticate and deliver such Securities to or upon the order of Casella (contained in the Issuer Order referred to below in this Section) or pursuant to such procedures acceptable to the Trustee and to such recipients as may be specified from time to time by an Issuer Order.  The maturity date, original issue date, interest rate and any other terms of the Securities of such series shall be determined by or pursuant to such Issuer Order and procedures.  If provided for in such procedures, such Issuer Order may authorize authentication and delivery pursuant to oral instructions from Casella or its duly authorized agent, which instructions shall be promptly confirmed in writing.  In authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon:

(1)           an Issuer Order requesting such authentication and setting forth delivery instructions if the Securities are not to be delivered to Casella;

(2)           any Board Resolution, Officer’s Certificate and/or executed supplemental indenture referred to in Sections 2.01 and 2.03 by or pursuant to which the forms and terms of the Securities were established;

(3)           an Officer’s Certificate setting forth the form or forms and terms of the Securities stating that the form or forms and terms of the Securities have been established pursuant to Sections 2.01 and 2.03 and comply with this Indenture, and covering such other matters as the Trustee may reasonably request; and

(4)           an Opinion of Counsel to the effect that:

(a)                                  the form or forms and terms of such Securities have been established pursuant to Sections 2.01 and 2.03 and comply with this Indenture,

(b)                                 the authentication and delivery of such Securities by the Trustee are authorized under the provisions of this Indenture,

(c)                                  such Securities when authenticated and delivered by the Trustee and issued by Casella in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of Casella, and

(d)           all laws and requirements in respect of the execution and delivery by Casella of the Securities have been complied with,

and covering such other matters as the Trustee may reasonably request.

The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken by Casella or if the Trustee in good faith by its board of directors or board of trustees, executive committee, or a trust committee of directors or trustees or Responsible Officers shall determine that such action would expose the Trustee to personal liability to existing Holders or would affect the Trustee’s own rights, duties or immunities under the Securities, this Indenture or otherwise.

Casella shall execute and the Trustee shall, in accordance with this Section with respect to the Securities of a series, authenticate and deliver one or more Global Securities that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of all of the Securities of such series issued and not yet cancelled, (ii) shall be registered in the name of the Depositary for such Global Security or Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions and (iv) shall bear a legend substantially to the following effect: “Unless and until it is exchanged in whole or in part for Securities in definitive registered form, this Security may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.”

Each Depositary designated pursuant to this Section must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Securities Exchange Act of 1934 and any other applicable statute or regulation.

SECTION 2.05.            Execution of Securities.

The Securities shall be signed on behalf of Casella by the chairman of its Board of Directors, any vice chairman of its Board of Directors, its chief executive officer, its principal financial officer, its president, any vice president or its treasurer.  Such signatures may be the manual or facsimile signatures of the present or any future such officers.  Typographical and other minor errors or defects in any such reproduction of any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee.

In case any officer of Casella who shall have signed any of the Securities shall cease to be such officer before the Security so signed shall be authenticated and delivered by the Trustee or disposed of by Casella, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed such Security had not ceased to be such officer of Casella; and any Security may be signed on behalf of Casella by such persons as, at the actual date of the execution of such Security, shall be the proper officers of Casella, although at the date of the execution and delivery of this Indenture any such person was not such an officer.

SECTION 2.06.            Certificate of Authentication.

Only such Securities as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, executed by the Trustee by the manual signature of one of its authorized officers, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose.  The execution of such certificate by the Trustee upon any Security executed by Casella shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

SECTION 2.07.            Denomination and Date of Securities; Payments of Interest.

The Securities of each series shall be issuable in denominations established as contemplated by Section 2.03 or, if not so established, in denominations of $1,000 and any integral multiple thereof.  The Securities of each series shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plan as the officers of Casella executing the same may determine with the approval of the Trustee, as evidenced by the execution and authentication thereof.  Unless otherwise indicated in a Board Resolution, Officer’s Certificate or supplemental indenture for a particular series, interest will be calculated on the basis of a 360-day year of twelve 30-day months.

Each Security shall be dated the date of its authentication.  The Securities of each series shall bear interest, if any, from the date, and such interest shall be payable on the dates, established as contemplated by Section 2.03.

The Person in whose name any Security of any series is registered at the close of business on any record date applicable to a particular series with respect to any interest payment date for such series shall be entitled to receive the interest, if any, payable on such interest payment date notwithstanding any transfer, exchange or conversion of such Security subsequent to the record date and prior to such interest payment date, except if and to the extent Casella shall default in the payment of the interest due on such interest payment date for such series, in which case such defaulted interest shall be paid to the Persons in whose names Outstanding Securities for such series are registered at the close of business on a subsequent record date (which shall be not less than five Business Days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of Casella to the Holders of Securities not less than 15 days preceding such subsequent record date.  The term “record date” as used with respect to any interest payment date (except a date for payment of defaulted interest) for the Securities of any series shall mean the date specified as such in the terms of the Securities of such series established as contemplated by Section 2.03, or, if no such date is so established, if such interest payment date is the first day of a calendar month, the 15th day of the immediately preceding calendar month or, if such interest payment date is the 15th day of a calendar month, the first day of such calendar month, whether or not such record date is a Business Day.

SECTION 2.08.            Registration, Transfer and Exchange.

Casella will keep at each office or agency to be maintained for the purpose as provided in Section 4.02 for each series of Securities a register or registers in which, subject to such reasonable regulations as it may prescribe, it will provide for the registration of Securities of such series and the registration of transfer of Securities of such series.  Such register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time.  At all reasonable times such register or registers shall be open for inspection by the Trustee.

Upon due presentation for registration of transfer of any Security of any series at any such office or agency to be maintained for the purpose as provided in Section 4.02, Casella shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Security or Securities of the same series, maturity date, interest rate and original issue date in authorized denominations for a like aggregate principal amount.

At the option of the Holder thereof, Securities of any series (except a Global Security) may be exchanged for a Security or Securities of such series having authorized denominations and an equal aggregate principal amount, upon surrender of such Securities to be exchanged at the agency of Casella that shall be maintained for such purpose in accordance with Section 4.02 and upon payment, if Casella shall so require, of the charges hereinafter provided.  Whenever any Securities are so surrendered for exchange, Casella shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.  All Securities surrendered upon any exchange or transfer provided for in this Indenture shall be promptly cancelled and disposed of by the Trustee and the Trustee will deliver a certificate of disposition thereof to Casella.

All Securities presented for registration of transfer, exchange, redemption or payment shall (if so required by Casella or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to Casella and the Trustee duly executed by, the Holder or his or her attorney duly authorized in writing.

Casella may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Securities.  No service charge shall be made for any such transaction.

Casella shall not be required to exchange or register a transfer of (a) any Securities of any series for a period of 15 days immediately preceding the first mailing of notice of redemption of Securities of such series to be redeemed or (b) any Securities selected, called or being called for redemption, in whole or in part, except, in the case of any Security to be redeemed in part, the portion thereof not so to be redeemed.

Notwithstanding any other provision of this Section 2.08, unless and until it is exchanged in whole or in part for Securities in definitive registered form, a Global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

If at any time the Depositary for the Securities of a series notifies Casella r that it is unwilling or unable to continue as Depositary for the Securities of such series or if at any time the Depositary for the Securities of a series shall no longer be eligible under Section 2.04, Casella shall appoint a successor Depositary with respect to the Securities of such series.  If a successor Depositary for the Securities of such series is not appointed by Casella within 90 days after Casella receives such notice or becomes aware of such ineligibility, Casella’s determination pursuant to Section 2.03 that the Securities of such series be represented by a Global Security shall no longer be effective and Casella will execute, and the Trustee, upon receipt of an Officer’s Certificate for the authentication and delivery of definitive Securities of such series, will authenticate and deliver, Securities of such series in definitive registered form, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing the Securities of such series, in exchange for such Global Security or Securities.

Casella may at any time and in its sole discretion determine that the Securities of any series issued in the form of one or more Global Securities shall no longer be represented by a Global Security or Securities.  In such event Casella will execute, and the Trustee, upon receipt of an Officer’s Certificate for the authentication and delivery of definitive Securities of such series, will authenticate and deliver, Securities of such series in definitive registered form, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such series, in exchange for such Global Security or Securities.

The Depositary for such Global Security may surrender such Global Security in exchange in whole or in part for Securities of the same series in definitive registered form in accordance with the two preceding paragraphs or on such other terms as are acceptable to the Issuer and such Depositary.  Thereupon, Casella shall execute, and the Trustee shall authenticate and deliver, without service charge,

(i)            to the Person specified by such Depositary a new Security or Securities of the same series, of any authorized denominations as requested by such Person, in an aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Security; and

(ii)           to such Depositary a new Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities authenticated and delivered pursuant to clause (i) above.

Upon the exchange of a Global Security for Securities in definitive registered form, in authorized denominations, such Global Security shall be cancelled by the Trustee.  Securities in definitive registered form issued in exchange for a Global Security pursuant to this Section 2.08 shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee.  The Trustee shall deliver such Securities to or as directed by the Persons in whose names such Securities are so registered.

All Securities issued upon any transfer or exchange of Securities shall be valid obligations of Casella, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

SECTION 2.09.            Mutilated, Defaced, Destroyed, Lost and Stolen Securities.

In case any temporary or definitive Security shall become mutilated, defaced or be destroyed, lost or stolen, Casella in its discretion may execute, and upon the written request of any officer of Casella, the Trustee shall authenticate and deliver a new Security of the same series, maturity date, interest rate and original issue date, bearing a number or other distinguishing symbol not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and substitution for the Security so destroyed, lost or stolen.  In every case the applicant for a substitute Security shall furnish to Casella and to the Trustee and any agent of Casella or the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof and in the case of mutilation or defacement shall surrender the Security to the Trustee.

Upon the issuance of any substitute Security, Casella may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.  In case any Security which has matured or is about to mature or has been called for redemption in full, or is being surrendered for conversion in full, shall become mutilated or defaced or be destroyed, lost or stolen, Casella may, instead of issuing a substitute Security (with the Holder’s consent, in the case of convertible Securities), pay or authorize the payment of the same or convert, or authorize conversion of the same (without surrender thereof except in the case of a mutilated or defaced Security), if the applicant for such payment shall furnish to Casella and to the Trustee and any agent of Casella or the Trustee such security or indemnity as any of them may require to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to Casella and the Trustee and any agent of Casella or the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

Every substitute Security of any series issued pursuant to the provisions of this Section by virtue of the fact that any such Security is destroyed, lost or stolen shall constitute an additional contractual obligation of Casella, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities of such series duly authenticated and delivered hereunder.  All Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment or conversion of mutilated, defaced or destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

SECTION 2.10.            Cancellation of Securities; Destruction Thereof.

All Securities surrendered for exchange for Securities of the same series or for payment, redemption, registration of transfer, conversion or for credit against any payment in respect of a sinking or analogous fund, if surrendered to Casella or any agent of Casella or the Trustee, shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be cancelled by it; and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture.  The Trustee shall dispose of cancelled Securities held by it and deliver a certificate of disposition to Casella.  If Casella shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Debt represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

SECTION 2.11.            Temporary Securities.

Pending the preparation of definitive Securities for any series, Casella may execute and the Trustee shall authenticate and deliver temporary Securities for such series (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee).  Temporary Securities of any series shall be issuable in any authorized denomination, and substantially in the form of the definitive Securities of such series but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by Casella with the concurrence of the Trustee as evidenced by the execution and authentication thereof.  Temporary Securities may contain such reference to any provisions of this Indenture as may be appropriate.  Every temporary Security shall be executed by Casella and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities.  Without unreasonable delay Casella shall execute and shall furnish definitive Securities of such series and thereupon temporary Securities of such series may be surrendered in exchange therefor without charge at each office or agency to be maintained by Casella for that purpose pursuant to Section 4.02 and the Trustee shall authenticate and deliver in exchange for such temporary Securities of such series an equal aggregate principal amount of definitive Securities of the same series having authorized denominations.  Until so exchanged, the temporary Securities of any series shall be entitled to the same benefits under this Indenture as definitive Securities of such series, unless the benefits of the temporary Securities are limited pursuant to Section 2.03.

SECTION 2.12.            Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders.  If the Trustee is not the Registrar, Casella shall furnish to the Trustee at least two (2) Business Days prior to each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.13.            Defaulted Interest.

If Casella defaults in a payment of interest on any series of the Securities, it shall, unless the Trustee fixes another record date pursuant to Section 6.10, pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, in any lawful manner.  Casella may pay the defaulted interest to the persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by Casella for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day.  At least 15 days before any such subsequent special record date, Casella shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

SECTION 2.14.            CUSIP Number.

Casella in issuing the Securities of any series may use a “CUSIP” number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities of any series, and that reliance may be placed only on the other identification numbers printed on the Securities of any series.  Casella will promptly notify the Trustee of any change in the CUSIP numbers.

SECTION 2.15.            Deposit of Moneys.

Prior to 10:00 a.m. New York City time on each Interest Payment Date, Maturity Date and Redemption Date for any series of the Securities, Casella shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date, or Redemption Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date or Redemption Date, as the case may be.

SECTION 2.16.            Limitation on Ownership of Securities.

Each Person that is a beneficial holder of Securities of any series shall not knowingly acquire Securities such that, after giving effect thereto, such Person owns 10% or more of the consolidated debt of Casella for which relevant subsidiaries of Casella are obligated (and to dispose of Securities or other debt of Casella to the extent such entity becomes aware of exceeding such threshold), if such ownership would require consent of any regulatory authority under applicable law or regulation governing solid waste operators and such consent has not been obtained.

Casella and each Guarantor will use commercially reasonable efforts to obtain the consent, permit modification, exemption or other relief necessary for any Person that is a beneficial holder or potential beneficial holder of Securities of any series to exceed any applicable debt ownership level under any applicable law or regulation promptly following written request by such Person that is a beneficial holder or potential beneficial holder (provided that such Person that is a beneficial holder or potential beneficial holder would qualify as an eligible or suitable holder under such law or regulation); provided, however, that nothing in this paragraph shall affect the provisions of the prior paragraph requiring a beneficial holder to dispose of Securities of any series or other debt if such consent has not been obtained and the failure to have such consent would constitute a violation of applicable law or regulation.

SECTION 2.17.            Securities in a Foreign Currency.

Unless otherwise specified with respect to the Securities of a particular series, whenever for purposes of this Indenture any action may be taken by the Holders of a specified percentage in principal amount of Securities of any series or all series affected by a particular action at the time outstanding and, at such time, there are outstanding Securities of any series which are denominated in a currency other than U.S. dollars, then the principal amount of Securities of such series which shall be deemed to be outstanding for the purpose of taking such action shall be that amount of U.S. dollars that could be obtained for such amount at the Market Exchange Rate. For purposes of this Section 2.17, “Market Exchange Rate” shall mean the noon U.S. dollar buying rate for that currency for cable transfers quoted in The City of New York, as certified for customs purposes by the Federal Reserve Bank of New York. If such Market Exchange Rate is not available for any reason with respect to such currency, the Trustee shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date or quotations from one or more major banks in The City of New York or in the country of issue of the currency in question, or such other quotations as the Trustee shall deem appropriate.

ARTICLE THREE

REDEMPTION

SECTION 3.01.            Notices to Trustee.

If Casella elects to redeem Securities of any series in accordance with the terms of such Securities established pursuant to Section 2.03, then it shall notify the Trustee in writing of the Redemption Date, the Redemption Price and the principal amount of Securities of such series to be redeemed.  Casella shall give notice of redemption to the Paying Agent and Trustee at least 30 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officer’s Certificate stating that such redemption will comply with the conditions contained herein.

SECTION 3.02.            Selection of Securities To Be Redeemed.

If less than all of the Securities of any series are to be redeemed at any time, the Trustee will select Securities of such series for redemption as follows:

(a)           if the Securities of such series are listed on a national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Securities are listed; or

(b)           if the Securities of such series are not so listed, on a pro rata basis;

or on as nearly a pro rata basis as practicable (subject, to the extent the Securities of such series are then represented by one or more global securities registered in the name of or held by The Depository Trust Company or its nominee, to the procedures of The Depository Trust Company).

SECTION 3.03.            Notice of Redemption.

At least 30 days but not more than 60 days before a Redemption Date, Casella shall mail a notice of redemption by first class mail, postage prepaid, to each Holder whose Securities of any series are to be redeemed at its registered address.  At Casella’s request, the Trustee shall forward the notice of redemption in Casella’s name and at Casella’s expense.  Each notice for redemption shall identify the Securities of such series (including the CUSIP number) to be redeemed and shall state:

(1)           the Redemption Date;

(2)           the Redemption Price and the amount of accrued interest, if any, to be paid;

(3)           the name and address of the Paying Agent;

(4)           that Securities of any series called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

(5)           that, unless Casella defaults in making the redemption payment, interest on Securities of such series called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Securities of such series is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities of such series redeemed;

(6)                                  if any Security of any series is being redeemed in part, the portion of the principal amount of such Security of such series to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities of such series in aggregate principal amount equal to the unredeemed portion thereof will be issued;

(7)                                  if fewer than all the Securities of any series are to be redeemed, the identification of the particular Securities of such series (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities of such series to be redeemed and the aggregate principal amount of Securities of such series to be outstanding after such partial redemption; and

(8)                                  the Section of the Securities of such series pursuant to which the Securities of such series are to be redeemed.

The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice.  In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Security of any series designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such series.  Notices of redemption may not be conditional.

SECTION 3.04.                                    Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03, Securities of any series called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any.  Upon surrender to the Trustee or Paying Agent, such Securities of such series called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to the Redemption Date), but (i) installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates and (ii) if the Redemption Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Security is registered at the close of business on such Record Date.  On and after the Redemption Date interest shall cease to accrue on Securities of such series or portions thereof called for redemption.

SECTION 3.05.                                    Deposit of Redemption Price.

On or before 10:00 a.m. New York time on the Redemption Date, Casella shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Securities of any series to be redeemed on that date.

If Casella complies with the preceding paragraph, then, unless Casella defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Securities of any series to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Securities of such series are presented for payment.

SECTION 3.06.                                    Securities Redeemed in Part.

If any Security of any series is to be redeemed in part only, the notice of redemption that relates to such Security of such series shall state the portion of the principal amount thereof to be redeemed.  A new Security or Securities of such series in principal amount equal to the unredeemed portion of the original Security or Securities of such series shall be issued in the name of the Holder thereof upon cancellation of the original Security or Securities of such series.

ARTICLE FOUR

COVENANTS

SECTION 4.01.                                    Payment of Securities.

Casella shall pay the principal of (and premium, if any) and interest on the Securities of each series in the manner provided in the Securities of each series and this Indenture.  An installment of principal of or interest on the Securities of such series shall be considered paid on the date it is due if the Trustee or Paying Agent (other than Casella or an Affiliate thereof) holds on that date U.S. Legal Tender, or if other than Dollars, the Foreign Currency in which the Securities of that series are denominated, designated for and sufficient to pay the installment and is not prohibited from paying such amounts to the Holders pursuant to the terms of this Indenture or the Securities of such series.  Interest on the Securities of such series will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Casella shall pay interest on overdue principal (including, without limitation, post petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the same rate per annum borne by the Securities of such series.

SECTION 4.02.                                    Maintenance of Office or Agency; Registrar and Paying Agent.

Casella shall maintain an office or agency in the Borough of Manhattan, The City of New York, where (a) any series of Securities may be presented or surrendered for registration of transfer or for exchange (“Registrar”), (b) any series of Securities may be presented or surrendered for payment (“Paying Agent”) and (c) notices and demands to or upon Casella in respect of any series of Securities and this Indenture may be served.  Casella may also from time to time designate one or more other offices or agencies where any series of Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve Casella of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes.  Casella may act as its own Registrar or Paying Agent, except that for the purposes of Articles Three and Eight, neither Casella nor any Affiliate of Casella shall act as Paying Agent.  The Registrar shall keep a register of any series of Securities and of their transfer and exchange.  Casella, upon notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee.  The term “Paying Agent” includes any additional paying agent.  Casella initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.

Casella shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent.  Casella shall notify the Trustee, in advance, of the name and address of any such Agent.  If Casella fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

SECTION 4.03.                                    Corporate Existence.

Except as otherwise permitted by Article Five, Casella shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each such Restricted Subsidiary and the rights (charter and statutory) and material franchises of Casella and each of its Restricted Subsidiaries; provided, however, that Casella shall not be required to preserve any such right, franchise or corporate existence with respect to each such Restricted Subsidiary if the loss thereof would not, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of Casella and its Restricted Subsidiaries taken as a whole.

SECTION 4.04.                                    Payment of Taxes and Other Claims.

Each of Casella and the Guarantors shall, and shall cause each of the respective Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon it or any of its respective Subsidiaries or upon the income, profits or property of it or any of its respective Subsidiaries and (b) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability or Lien upon the property of it or any of its Restricted Subsidiaries; provided, however, that Casella and the Guarantors shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount the applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made.

SECTION 4.05.                                    Maintenance of Properties and Insurance.

(a)                                  Casella shall cause all material properties owned by or leased by it or any of its Restricted Subsidiaries used or useful to the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all repairs, renewals, replacements, and betterments thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.05 shall prevent Casella or any of its

Restricted Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of Casella or any such Restricted Subsidiary desirable in the conduct of the business of Casella or any such Restricted Subsidiary, and if such discontinuance or disposal would not, individually or in the aggregate, have a material adverse effect on the ability of Casella or the Guarantors to perform each of their respective obligations hereunder; provided, further, that nothing in this Section 4.05 shall prevent Casella or any of its Restricted Subsidiaries from discontinuing or disposing of any properties to the extent otherwise permitted by this Indenture.

(b)                                 Casella shall maintain, and shall cause its Restricted Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses of similar size, including property and casualty loss, workers’ compensation and interruption of business insurance.

SECTION 4.06.                                    Compliance Certificate; Notice of Default.

(a)                                  Casella shall deliver to the Trustee, within 120 days after the close of each fiscal year (which on the date hereof is April 30), an Officer’s Certificate stating that a review of the activities of Casella and its Subsidiaries has been made under the supervision of the signing Officer’s with a view to determining whether Casella and each Guarantor has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of such Officer’s knowledge, Casella and each Guarantor during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no Default with respect to any series of Securities occurred during such year and at the date of such certificate there is no Default with respect to any series of Securities that has occurred and is continuing or, if such signers do know of such Default with respect to any series of Securities, the certificate shall describe its status with particularity.  The Officer’s Certificate shall also notify the Trustee should Casella elect to change the manner in which it fixes its fiscal year end.

(b)                                 Casella shall deliver to the Trustee as soon as possible and in any event within five days after Casella becomes aware of the occurrence of any Default with respect to any series of Securities an Officer’s Certificate specifying the Default and describing its status with particularity and the action proposed to be taken thereto.

SECTION 4.07.                                    Compliance with Laws.

Casella shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except, in any such case, to the extent the failure to so comply would not, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of Casella and its Restricted Subsidiaries taken as a whole.

SECTION 4.08.                                    Waiver of Stay, Extension or Usury Laws.

Each of Casella and each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive Casella or such Guarantor from paying all or any portion of the principal of and/or interest on the Securities of any series or the Subsidiary Guarantee of any such Guarantor as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent that it may lawfully do so) each hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.09.                                    Liens.

Casella will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness, Attributable Debt or trade payables on any asset now owned or hereafter acquired, except Permitted Liens, unless all payments due under this Indenture and the Securities of each series are secured on an equal and ratable basis with the obligation so secured until such time as such is no longer secured by a Lien; provided that if such obligation is by its terms expressly subordinated to the Securities of such series or any Subsidiary Guarantee, the Lien securing such obligation shall be subordinate and junior to the Lien securing the Securities of such series and the Subsidiary Guarantees with the same relative priority as such subordinate or junior obligation shall have with respect to the Securities of such series and the Subsidiary Guarantees.

SECTION 4.10.                                    Dividend and Other Payment Restrictions Affecting Subsidiaries.

Casella will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)                                  pay dividends or make any other distributions on or in respect of its Equity Interests to Casella or any of Casella’s Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Casella or any of Casella’s Restricted Subsidiaries;

(2)                                  make loans or advances to Casella or any of Casella’s Restricted Subsidiaries; or

(3)                                  transfer any of its properties or assets to Casella or any of Casella’s Restricted Subsidiaries.

However, the preceding restrictions will not apply, with respect to any series of Securities, to encumbrances or restrictions existing under or by reason of:

(1)                                  the Senior Credit Facility, the Second Lien Notes Documents or any Existing Indebtedness, in each case, as in effect on the Issue Date of such Series and any amendments or refinancings thereof; provided that such amendments or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other restrictions than those contained in the Senior Credit Facility, the Second Lien Notes Documents, the Senior Subordinated Notes Documents or such Existing Indebtedness, as applicable, as in effect on the Issue Date of such series;

(2)                                  this Indenture and the Securities of each series;

(3)                                  applicable law, rule, regulation or order of any governmental authority;

(4)                                  any instrument governing Indebtedness or Capital Stock of a Person acquired by Casella or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(5)                                  customary non-assignment provisions (and sublease restrictions) in leases entered into in the ordinary course of business and consistent with past practices;

(6)                                  Purchase Money Obligations that impose restrictions only on the property acquired of the nature described in clause (3) of the preceding paragraph;

(7)                                  any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by such Restricted Subsidiary pending its sale or other disposition;

(8)                                  Permitted Refinancing Indebtedness; provided that such dividend and other restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9)                                  Liens securing Indebtedness otherwise permitted to be incurred pursuant to Section 4.09 that limit the right of Casella or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien;

(10)                            provisions with respect to the disposition or distribution of assets or property in joint venture agreements (including, without limitation, agreements with respect to

Restricted Subsidiaries that are not wholly owned) and other similar agreements entered into in the ordinary course of business;

(11)                            customary restrictions on cash or other deposits or net worth imposed by customers or government authorities under contracts or other agreements entered into in the ordinary course of business; and

(12)                            any agreement relating to a Sale and Leaseback Transaction, Purchase Money Obligation, industrial revenue bond or Capital Lease Obligation, in each case, otherwise not prohibited by this Indenture, but only on the property subject to such transaction or lease and only to the extent that such restrictions or encumbrances are customary with respect to a Sale and Leaseback Transaction, Purchase Money Obligation, industrial revenue bond or capital lease.

SECTION 4.11.                                    Additional Subsidiary Guarantees.

If any Restricted Subsidiary (i) becomes a guarantor, borrower and/or issuer in respect of the Senior Credit Facility, the Second Lien Notes or Senior Subordinated Notes or (ii) if the Senior Credit Facility has been terminated, becomes a guarantor of any other issue of Indebtedness of $5.0 million or more in aggregate principal amount (per issue) of Casella or any of its Restricted Subsidiaries (other than any Restricted Subsidiary of such Restricted Subsidiary, a Foreign Subsidiary, or an Insurance Subsidiary), then that Restricted Subsidiary must become a Guarantor under the Securities of each series and shall, concurrently with the Guarantee of such Indebtedness:

(1)                                  execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of Casella’s obligations under the Securities of each series and this Indenture on the terms set forth in this Indenture, and

(2)                                  deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a valid and legally binding and enforceable obligation of such Restricted Subsidiary, subject to customary exceptions.

Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of this Indenture.

Notwithstanding the preceding paragraph, any Subsidiary Guarantee will provide by its terms that it will be automatically and unconditionally released and discharged under the circumstances set forth in Section 11.05.

SECTION 4.12.                                    Reports to Holders.

Whether or not required by the Commission, so long as any Securities of any series are outstanding, Casella will furnish to the Holders of Securities of each series, within the time periods specified in the Commission’s rules and regulations:

(1)                                  all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Casella were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by Casella’s certified independent accountants; and

(2)                                  all current reports that would be required to be filed with the Commission on Form 8-K if Casella were required to file such reports;

provided that any such above information or reports filed with the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system of the SEC (or successor system) and available publicly on the Internet shall be deemed to be furnished to the Holders of Securities of such series.

For so long as any Securities of any series remain outstanding, Casella will furnish to the Holders of Securities of each series, in each quarterly and annual report, the dollar amount of debt of Casella that would serve as the threshold for evaluating any Person that is a beneficial holder’s compliance with the first paragraph of Section 2.16.

If Casella has designated any of its Subsidiaries as Unrestricted Subsidiaries and the Unrestricted Subsidiaries taken as a whole account for at least 5.0% of the Consolidated EBITDA (calculated for Casella and its Subsidiaries, not just Restricted Subsidiaries) for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available, of Casella and its Subsidiaries, taken as a whole, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of Casella and its Restricted Subsidiaries separate from the financial condition and results of operations of Casella’s Unrestricted Subsidiaries.

In addition, whether or not required by the Commission, Casella will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request  Casella will not take any action for the purpose of causing the SEC not to accept such filings.  If, notwithstanding the foregoing, the SEC will not accept such filings for any reason, Casella will post the reports specified in the preceding sentence on its website within the time periods that would apply if Casella were required to file those reports with the SEC.

For so long as any Securities of any series remain outstanding, Casella and the Guarantors shall furnish to Holders of Securities of each series, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including Casella’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

ARTICLE FIVE

SUCCESSOR CORPORATION

SECTION 5.01.                                    Merger, Consolidation, or Sale of Assets.

(a)                                  Casella may not, directly or indirectly:  (1) consolidate or merge with or into another Person (whether or not Casella is the surviving corporation); or (2) sell, assign, lease, transfer, convey or otherwise dispose of all or substantially all of Casella’s properties or assets (determined on a consolidated basis for Casella and its Restricted Subsidiaries), in one or more related transactions, to another Person, unless:

(1)                                  either:  (A) Casella is the surviving corporation; or (B) the Person formed by or surviving any such consolidation or merger (if other than Casella) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made (the “Surviving Person”) is a corporation organized under the laws of the United States, any State thereof or the District of Columbia;

(2)                                  the Surviving Person assumes all the obligations of Casella under all of the Securities and this Indenture pursuant to agreements reasonably satisfactory to the Trustee;

(3)                                  immediately after such transaction no Default exists (including, without limitation, after giving effect to any Indebtedness or Liens incurred, assumed or granted in connection with or in respect of such transaction); and

(4)                                  immediately after such transaction Casella or the Surviving Person will be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception.

The foregoing clauses (3) and (4) shall not apply to (a) a merger or consolidation of any Restricted Subsidiary with or into Casella or (b) a transaction solely for the purpose of and with the effect of reincorporating Casella in another jurisdiction and/or forming a holding company to hold all of the Capital Stock of Casella or forming an intermediate holding company to hold all of the Capital Stock of Casella’s Subsidiaries.

In the event of any transaction described in and complying with the conditions listed in the preceding paragraph in which Casella is not the continuing corporation, the successor Person formed or remaining shall succeed to, and be substituted for, and may exercise every right and power of, Casella and Casella will be discharged from all obligations and covenants under this Indenture and all of the Securities.

(b)                                 No Guarantor may, and Casella will not cause or permit any Guarantor to, consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person unless:

(1)                                  immediately after such transaction, no Default exists (including, without limitation, after giving effect to any Indebtedness or Liens incurred, assumed or granted in connection with or in respect of such transaction); and

(2)                                  the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor under its Subsidiary Guarantee and this Indenture pursuant to agreements reasonably satisfactory to the Trustee.

The requirements of this clause (b) shall not apply to (x) a consolidation or merger of any Guarantor with or into Casella or any other Guarantor so long as Casella or a Guarantor survives such consolidation or merger or (y) a sale of a Guarantor by consolidation or merger.

(c)                                  Casella will deliver to the Trustee prior to the consummation of each proposed transaction an Officer’s Certificate certifying that the conditions set forth above are satisfied and an Opinion of Counsel, which opinion may contain customary exceptions and qualifications, that the proposed transaction and this supplemental indenture, if any, comply with this Indenture.

ARTICLE SIX

DEFAULT AND REMEDIES

SECTION 6.01.                                    Events of Default.

Each of the following is an “Event of Default” with respect to the Securities of any series wherever used herein:

(1)                                  default for a continued period of 30 days in the payment when due of interest on the Securities of such series;

(2)                                  default in payment when due of the principal of or premium, if any, on the Securities of such series;

(3)                                  failure by Casella or any of its Restricted Subsidiaries to comply with any of the other agreements or covenants in this Indenture or the Securities of such series for 60 days after delivery of written notice of such failure to comply by the Trustee or Holders of not less than 25% of the principal amount of the Securities of such series then outstanding;

(4)                                  default by Casella or any of its Restricted Subsidiaries under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness whether such Indebtedness now exists or is created after the date of this Indenture, if that default:

(a)                                  is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the applicable grace period (a “Payment Default”); or

(b)                                 results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

(5)                                  failure by Casella or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(6)                                  except as permitted by this Indenture, any Subsidiary Guarantee of any Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee;

(7)                                  a court having jurisdiction in the premises enters (a) a decree or order for relief in respect of Casella or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (b) a decree or order adjudging Casella or any of its Significant Subsidiaries a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Casella or any of its Significant Subsidiaries under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of Casella or any of its Significant Subsidiaries or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order of the type in clause (a) or (b) above remains unstayed and in effect for a period of 60 consecutive days; or

(8)                                  Casella or any of its Significant Subsidiaries:

(a)                                  commences a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated a bankrupt or insolvent; or

(b)                                 consents to the entry of a decree or order for relief in respect of Casella or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against Casella or any of its Significant Subsidiaries; or

(c)                                  files a petition, as debtor, or answer or consent seeking reorganization or relief under any applicable federal or state law; or

(d)                                 consents to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of Casella or any of its Significant Subsidiaries or of any substantial part of its property; or

(e)                                  makes an assignment for the benefit of creditors; or

(f)                                    admits in writing its inability to pay its debts generally as they become due.

SECTION 6.02.                                    Acceleration.

In the case of an Event of Default arising from either Section 6.01(7) or (8) with respect to Casella or any Significant Subsidiary, all Outstanding Securities of such series will become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then Outstanding Securities of such series may declare, or such Holders may direct the Trustee to declare, all the Securities of such series to be due and payable immediately.

At any time after a declaration of acceleration with respect to the Securities of such series as described in the preceding paragraph, the Holders of a majority in principal amount of the Securities of such series may rescind and cancel such declaration and its consequences:

(1)                                  if the rescission would not conflict with any judgment or decree;

(2)                                  if all existing Defaults have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(3)                                  to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(4)                                  if Casella has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

(5)                                  in the event of the cure or waiver of a Default of the type set forth in Section 6.01(7) or (8), the Trustee shall have received an Officer’s Certificate and an Opinion of Counsel that such Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03.                                    Other Remedies.

If a Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities of such series or the Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities of such series or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Security Holder of the Securities of such series in exercising any right or remedy accruing upon a Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative to the extent permitted by law.

SECTION 6.04.                                    Waiver of Past Defaults.

Subject to Sections 2.10, 6.07 and 9.02, the Holders of a majority in principal amount of the Outstanding Securities of such series by notice to the Trustee may waive an existing Default and its consequences, except a Default in the payment of principal of or interest on any Security of such series as specified in Section 6.01(1) or (2).  Casella shall deliver to the Trustee an Officer’s Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents.  When a Default is waived, it is cured and ceases.

SECTION 6.05.                                    Control by Majority.

The Holders of not less than a majority in principal amount of the Outstanding Securities of each series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it with respect to such series.  Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Security Holder of the Securities of such series, or that may result in the incurrence of liability by the Trustee; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification against any loss or expense caused by taking such action or following such direction.

SECTION 6.06.                                    Limitation on Suits.

A Security Holder of any series of Securities may not pursue any remedy with respect to this Indenture or the Securities unless:

(1)                                  the Holder gives to the Trustee written notice of a continuing Event of Default;

(2)                                  the Holder or Holders of at least 25% in principal amount of the Outstanding Securities of such series make a written request to the Trustee to pursue the remedy;

(3)                                  such Holder or Holders offer and provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)                                  the Trustee does not comply with the request within 45 days after receipt of the request and the offer and the provision of indemnity; and

(5)                                  during such 45-day period the Holder or Holders of a majority in principal amount of the Outstanding Securities of such series do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

A Security Holder may not use this Indenture to prejudice the rights of another Security Holder or to obtain a preference or priority over such other Security Holder.

SECTION 6.07.                                    Rights of Holders To Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of any series of Securities to receive payment of principal of and interest on a Security of such series, on or after the respective due dates expressed in such Security of such series, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08.                                    Collection Suit by Trustee.

If a Default in payment of principal or interest specified in Section 6.01(1) or (2) occurs and is continuing with respect to such series, the Trustee may recover judgment in its own name and as trustee of an express trust against Casella or any other obligor on the Securities of such series for the whole amount of principal and accrued interest and fees remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities of such series and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.                                    Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Security Holders of any series of Securities allowed in any judicial proceedings relating to Casella, its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Security Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Security Holders, to pay to the Trustee any amount due to it for the compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Security Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of such series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Security Holder in any such proceeding.  The Trustee shall be entitled to participate as a member of any official committee of creditors in the matters as it deems necessary or advisable.

SECTION 6.10.                                    Priorities.

If the Trustee collects any money or property, with respect to Securities of any series, pursuant to this Article Six, it shall pay out the money or property in the following order:

First:  to the Trustee for amounts due under Section 7.07;

Second:  to Holders for interest accrued on the Securities of such series, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for interest;

Third:  to Holders for principal amounts due and unpaid on the Securities of such series, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities of such series for principal; and

Fourth:  to Casella or, if applicable, the Guarantors, as their respective interests may appear.

SECTION 6.11.                                    Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.08, or a suit by a Holder or Holders of more than 10% in principal amount of the Outstanding Securities of such series.

The Trustee, upon prior notice to Casella, may fix a record date and payment date for any payment to Security Holders pursuant to this Section 6.11.

ARTICLE SEVEN

TRUSTEE

SECTION 7.01.                                    Duties of Trustee.

(a)                                  If a Default with respect to the Securities of a series has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)                                 Except during the continuance of a Default with respect to the Securities of any series:

(1)                                  The Trustee need perform only those duties as are specifically set forth herein or in the TIA and no duties, covenants, responsibilities or obligations shall be implied in this Indenture against the Trustee.

(2)                                  In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officer’s Certificates) or opinions (including Opinions of Counsel) furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not verify the contents thereof.

(c)                                  Notwithstanding anything to the contrary herein, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)                                  This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

(2)                                  The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(3)                                  The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.02, 6.04 and 6.05.

(d)                                 No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.

(e)                                  Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.

(f)                                    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with Casella.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)                                 In the absence of bad faith, negligence or willful misconduct on the part of the Trustee, the Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.

SECTION 7.02.                                    Rights of Trustee.

Subject to Section 7.01:

(a)                                  The Trustee may rely conclusively and shall be fully protected in acting and refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 12.05.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(c)                                  The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.

(d)                                 The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

(e)                                  The Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)                                    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

(g)                                 The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officer’s Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to Casella, to examine the books, records, and premises of Casella, personally or by agent or attorney at the sole cost of Casella.

(h)                                 The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(i)                                     The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.

(j)                                     The Trustee shall not be deemed to have notice of any Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities of any series and this Indenture.

(k)                                  The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

SECTION 7.03.                                    Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities of any series and may otherwise deal with Casella, its Subsidiaries or their respective Affiliates with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights.  However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04.                                    Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities of any series, it shall not be accountable for Casella’s use of the proceeds from the Securities, and it shall not be responsible for any statement of Casella in this Indenture or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee’s certificate of authentication.  The Trustee makes no representations with respect to the effectiveness or adequacy of this Indenture.

SECTION 7.05.                                    Notice of Default.

If a Default occurs with respect to any series of Securities and is continuing and the Trustee receives actual notice of such Default, the Trustee shall mail to each Security Holder of such affected series notice of the uncured Default within 60 days after such Default occurs.  Except in the case of a Default in payment of principal of, or interest on, any Security, the Trustee may withhold the notice if and so long as the Board of Directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Trustee in good faith determines that withholding the notice is in the interest of the Security Holders.

SECTION 7.06.                                    Reports by Trustee to Holders.

Within 60 days after each November 15, beginning with November 15, 2011, the Trustee shall, to the extent that any of the events described in TIA § 313(a) occurred within the previous twelve months, but not otherwise, mail to each Security Holder a brief report dated as of such date that complies with TIA § 313(a).  The Trustee also shall comply with TIA §§ 313(b), 313(c) and 313(d).

A copy of each report at the time of its mailing to Security Holders shall be mailed to Casella and filed with the Commission and each securities exchange, if any, on which the Securities of any series are listed.

Casella shall notify the Trustee if the Securities become listed on any securities exchange or of any delisting thereof and the Trustee shall comply with TIA § 313(d).

SECTION 7.07.                                    Compensation and Indemnity.

Casella shall pay to the Trustee from time to time such compensation as Casella and the Trustee shall from time to time agree in writing for its services hereunder.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.

Casella shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as may be attributable to the Trustee’s negligence, bad faith or willful misconduct.  Such expenses shall include the reasonable fees and expenses of the Trustee’s agents and counsel.

Casella and all Guarantors shall jointly and severally indemnify each of the Trustee or any predecessor Trustee and its agents, employees, officers, stockholders and directors for, and hold them harmless against, any and all loss, damage, claims including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), liability or expense incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the reasonable costs and expenses of defending themselves against or investigating any claim or liability in connection with the exercise or performance of any of the Trustee’s rights, powers or duties hereunder.  The Trustee shall notify Casella promptly of any claim asserted against the Trustee or any of its agents, employees, officers, stockholders and directors for which it may seek indemnity.  Casella may, subject to the approval of the Trustee (which approval shall not be unreasonably withheld), defend the claim and the Trustee shall cooperate in the defense.  The Trustee and its agents, employees, officers, stockholders and directors subject to the claim may have separate counsel and Casella shall pay the reasonable fees and expenses of such counsel; provided, however, that Casella will not be required to pay such fees and expenses if, subject to the approval of the Trustee (which approval shall not be unreasonably withheld), it assumes the Trustee’s defense and there is no conflict of interest between Casella and the Trustee and its agents, employees, officers, stockholders and directors subject to the claim in connection with such defense as reasonably determined by the Trustee.  Casella need not pay for any settlement made without its written consent.  Casella need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

To secure Casella’s payment obligations in this Section 7.07, the Trustee shall have a senior claim prior to the Securities against all money or property held or collected by the Trustee, in its capacity as Trustee, except such assets or money held in trust to pay principal of or interest on particular Securities.

When the Trustee incurs expenses or renders services after a Default specified in Section 6.01(7) or (8) occurs, such expenses and the compensation for such services shall be paid to the extent allowed under any Bankruptcy Law.

Notwithstanding any other provision in this Indenture, the foregoing provisions of this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the appointment of a successor Trustee.

SECTION 7.08.                                    Replacement of Trustee.

The Trustee may resign with respect to one or more or all series of Securities at any time by so notifying Casella in writing.  The Holders of a majority in principal amount of the Outstanding Securities of all series affected may remove the Trustee by so notifying Casella and the Trustee and may appoint a successor Trustee.  Casella may remove the Trustee if:

(1)                                  the Trustee fails to comply with Section 7.10;

(2)                                  the Trustee is adjudged a bankrupt or an insolvent;

(3)                                  a receiver or other public officer takes charge of the Trustee or its property; or

(4)                                  the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, Casella shall notify each Holder of such event and shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities of all series affected may appoint a successor Trustee to replace the successor Trustee appointed by Casella.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to Casella.  Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.07, the resignation or removal of the retiring Trustee with respect to any series shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  A successor Trustee shall mail notice of its succession to each Security Holder of each series affected.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, Casella or the Holders of at least 10% in principal amount of the Outstanding Securities of each series may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of Casella.

If the Trustee fails to comply with Section 7.10, any Security Holder of the applicable series may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding replacement of the Trustee pursuant to this Section 7.08, Casella’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.            Successor Trustee by Merger, Etc.

If the Trustee with respect to any series consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee with respect to such series; provided that such corporation shall be otherwise qualified and eligible under this Article Seven.

SECTION 7.10.            Eligibility; Disqualification.

This Indenture shall always have a Trustee who satisfies the requirement of TIA §§ 310(a)(1), 310(a)(2) and 310(a)(5).  The Trustee shall have a combined capital and surplus of at least $150,000,000 as set forth in its most recent published annual report of condition.  In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of the bank holding company, shall meet the capital requirements of TIA § 310(a)(2).  The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of Casella are outstanding, if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.  The provisions of TIA § 310 shall apply to Casella and any other obligor of the Securities.

SECTION 7.11.            Preferential Collection of Claims Against Casella.

The Trustee, in its capacity as Trustee hereunder, shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE EIGHT

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.            Termination of Casella’s Obligations.

Casella may terminate its obligations under the Securities of any series and this Indenture, except those obligations referred to in the penultimate paragraph of this Section 8.01, if all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid) have been delivered to the Trustee for cancellation and Casella has paid all sums payable by it hereunder, or if:

(a)           either (i) pursuant to Article Three, Casella shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Securities of such series in accordance with the provisions hereof or (ii) all Securities of such series have otherwise become or will become due and payable within one (1) year hereunder;

(b)           Casella shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders of that purpose, U.S. Legal Tender or U.S. Government Obligations, or a combination thereof, in such amount as is, in the opinion of a nationally recognized firm of independent public accountants, sufficient without consideration of reinvestment of such interest, to pay principal of, premium, if any, and interest on the Outstanding Securities of any series to maturity or redemption; provided that the Trustee shall have been irrevocably instructed to apply such U.S. Legal Tender or U.S. Government Obligations, or a combination thereof, to the payment of said principal, premium, if any, and interest with respect to the Securities of any series;

(c)           no Default with respect to this Indenture or the Securities of any series shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit (other than a Default resulting from borrowing of funds to be applied to such deposit) and such deposit will not result in a breach or violation of, or constitute a default under, this Indenture, the Senior Credit Facility or any other material agreement or instrument to which Casella or any of its Subsidiaries is a party or by which it is bound;

(d)           Casella shall have paid all other sums payable by it hereunder; and

(e)           Casella shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for or relating to the termination of Casella’s obligations under the Securities of any series and this Indenture have been complied with.  Such Opinion of Counsel shall also state that such satisfaction and discharge does not result in a default under the Senior Credit Facility or any other material agreement or instrument then known to such counsel that binds or affects Casella.

Subject to the next sentence and notwithstanding the foregoing paragraph, Casella’s obligations in Sections 2.07, 2.08, 2.09, 2.16, 4.01, 4.02, 7.07, 8.05 and 8.06 shall survive until the Securities of such series are no longer outstanding pursuant to the last paragraph of Section 2.07.  After the Securities of such series are no longer Outstanding, Casella’s obligations in Sections 7.07, 8.05 and 8.06 shall survive.

After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of Casella’s obligations under the Securities of any series and this Indenture except for those surviving obligations specified above.

SECTION 8.02.            Legal Defeasance and Covenant Defeasance.

(a)           Casella may, at its option by Board Resolution of the Board of Directors of Casella, at any time, elect to have either paragraph (b) or (c) below be applied to all Outstanding Securities of any series and this Indenture upon compliance with the conditions set forth in Section 8.03.

(b)           Upon Casella’s exercise under paragraph (a) hereof of the option applicable to this paragraph (b), Casella shall, subject to the satisfaction of the conditions set forth in Section 8.03, be deemed to have been discharged from its obligations with respect to all Outstanding Securities of such series on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that Casella shall be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Securities of such series, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.04 hereof and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Securities of such series and this Indenture and the Guarantors shall be deemed to have satisfied all of their obligations under the Subsidiary Guarantees and this Indenture (and the Trustee, on demand of and at the expense of Casella, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(i)            the rights of Holders of Outstanding Securities of such series to receive, solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section 8.04, payments in respect of the principal of, premium, if any, and interest on such Securities of such series when such payments are due;

(ii)           Casella’s obligations with respect to such Securities under Sections 2.08, 2.09, 2.11 and 2.16 and Section 4.02 hereof;

(iii)          the rights, powers, trusts, duties and immunities of the Trustee hereunder and Casella’s obligations in connection therewith; and

(iv)          this Article Eight.

Subject to compliance with this Article Eight, Casella may exercise its option under this Section 8.02(b) notwithstanding the prior exercise of its option under Section 8.02(c) hereof.

(c)           Upon Casella’s exercise under paragraph (a) hereof of the option applicable to this paragraph (c), Casella and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.03 hereof, be released from their respective obligations under the covenants contained in Sections 4.03 (with respect to Restricted Subsidiaries only), 4.04, 4.05, and 4.07 through 4.20 and clause (4) of Section 5.01(a) hereof with respect to the Outstanding Securities of a series on and after the date the conditions set forth in Section 8.03 are satisfied (hereinafter, “Covenant Defeasance”), and the Securities of a series shall thereafter be deemed not

“outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Securities of a series may not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the Outstanding Securities of a series, Casella and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Securities of a series shall be unaffected thereby.  In addition, upon Casella’s exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in Section 8.03 hereof, (i) any event described in clauses (3), (4), (5) or (6) of Section 6.01 will no longer constitute an Event of Default with respect to the Securities of a series and (ii) any event described in clauses (1), (2), (7) or (8) of Section 6.01 will continue to constitute an Event of Default with respect to the Securities of a series.

SECTION 8.03.            Conditions to Legal Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02(b) or 8.02(c) hereof to the Outstanding Securities of a series:

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)           Casella must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Securities of such series, cash in U.S. Legal Tender, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Outstanding Securities of such series on the Stated Maturity or on the applicable redemption date, as the case may be, and Casella must specify whether the Securities of such series are being defeased to maturity or to a particular redemption date;

(2)           in the case of an election under Section 8.02(b) hereof, Casella shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) Casella has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Outstanding Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)           in the case of an election under Section 8.02(c) hereof, Casella shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the Outstanding Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)           no Default shall have occurred and be continuing either: (a) on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit), or (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; provided that such Legal Defeasance or Covenant Defeasance, as the case may be, shall be deemed to have occurred on the date of such deposit, subject to an Event of Default from bankruptcy or insolvency within such 91-day period;

(5)           such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which Casella or any of its Restricted Subsidiaries is a party or by which Casella or any of its Restricted Subsidiaries is bound;

(6)           Casella must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by Casella with the intent of preferring the Holders of Securities of such a series over the other creditors of Casella with the intent of defeating, hindering, delaying or defrauding creditors of Casella or others; and

(7)           Casella must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.04.            Application of Trust Money.

The Trustee or Paying Agent shall hold in trust U.S. Legal Tender and U.S. Government Obligations deposited with it pursuant to this Article Eight, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Securities of such series.  The Trustee shall be under no obligation to invest said U.S. Legal Tender and U.S. Government Obligations except as it may agree with Casella.

Casella shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender and U.S. Government Obligations deposited pursuant to Section 8.03 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities of such series.

Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to Casella from time to time upon Casella’s request any U.S. Legal Tender and U.S. Government Obligations held by it as provided in Section 8.03 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.05.            Repayment to Casella.

Subject to this Article Eight, the Trustee and the Paying Agent shall promptly pay to Casella upon request any excess U.S. Legal Tender and U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money.  The Trustee and the Paying Agent shall pay to Casella upon request any money held by them for the payment of principal or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of Casella cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to Casella.  After payment to Casella, Holders entitled to such money must look to Casella for payment as general creditors unless an applicable law designates another Person.

SECTION 8.06.            Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender and U.S. Government Obligations in accordance with this Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, Casella’s obligations under this Indenture and the Securities of such series shall be revived and reinstated as though no deposit had occurred pursuant to this Article Eight until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender and U.S. Government Obligations in accordance with this Article Eight; provided that if Casella has made any payment of interest on or principal of any Securities of such series because of the reinstatement of its obligations, Casella shall be subrogated to the rights of the Holders of such Securities of such series to receive such payment from the U.S. Legal Tender and U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE NINE

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.            Without Consent of Holders.

Subject to Section 9.03 but notwithstanding Section 9.02, Casella, the Guarantors and the Trustee, together, may amend or supplement this Indenture, any series of Securities or the Subsidiary Guarantees without notice to or consent of any Security Holder:

(1)           to cure any ambiguity, defect or inconsistency;

(2)           to provide for uncertificated Securities of any series in addition to or in place of certificated Securities;

(3)           to provide for the assumption of Casella’s obligations to Holders of Securities of any series in the case of a merger or consolidation or sale of all or substantially all of Casella’s assets;

(4)           to make any change that would provide any additional rights or benefits to the Holders of Securities of any series or that does not adversely affect the legal rights under this Indenture of any Holder;

(5)           to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(6)           to evidence and provide for the acceptance of appointment under this Indenture by a successor or replacement Trustee; or

(7)           to add a Subsidiary Guarantee for the Securities of one or more series or to confirm and evidence the release, termination or discharge of any Subsidiary Guarantee when such release, termination, or discharge is permitted by this Indenture;

provided that Casella has delivered to the Trustee an Opinion of Counsel and an Officer’s Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01.

After an amendment under this Section 9.01 becomes effective, Casella shall mail to the respective Holders a notice briefly describing such amendment or supplement.  Any failure of Casella to mail such notice to all Holders entitled to receive such notice, or any defect therein, shall not, however, impair or affect the validity of any such amendment or supplement.

SECTION 9.02.            With Consent of Holders.

(a)           Subject to Sections 6.07 and 9.03, Casella, the Guarantors, when authorized by board resolutions, and the Trustee, together, with the written consent of the Holder or Holders of a majority in aggregate principal amount of the Outstanding Securities of each affected series (including Additional Securities, if any), may amend or supplement this Indenture, the Securities of each such consenting series or the Subsidiary Guarantees of each such consenting series, without notice to any other Security Holders.  Subject to Sections 6.07 and 9.03, the Holder or Holders of a majority in aggregate principal amount of the Outstanding Securities of such series (including Additional Securities, if any), may waive any existing Default or compliance with any provision of this Indenture, the Securities of such series or the Subsidiary Guarantees of such series without notice to any other Security Holders.

(b)           Notwithstanding Section 9.02(a), without the consent of each Security Holder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not (with respect to any Securities held by a non-consenting Holder):

(1)           reduce the principal amount of Securities of any series whose Holders must consent to an amendment, supplement or waiver;

(2)           reduce the principal of or change or have the effect of changing the fixed maturity of any Security or alter the provisions with respect to the redemption of the Securities of any series:

(3)           reduce the rate of or change the time for payment of interest on any Security;

(4)           waive an uncured Default in the payment of principal of or premium, if any, or interest on  Securities of any series (except a rescission of acceleration of such Securities by the Holders of a majority in aggregate principal amount of the Securities of such series and a waiver of the payment default that resulted from such acceleration);

(5)           make any Security payable in money other than that stated in the Securities;

(6)           impair or affect the right of any Holder of Securities to receive payment of principal of and interest on the Securities on or after the due dates therefor or to institute suit for payment for the enforcement of any such payment on or after the due dates therefor, or make any changes in the provisions of this Indenture permitting Holders of a majority in principal amount of Securities to waive any past Default and its consequences;

(7)           waive a redemption payment with respect to any Security;

(8)           release any Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture;

(9)           make any change to Article Ten or Section 11.02 (including the related definitions) that adversely affects the rights of the Holders of the Securities; or

(10)         make any change in the preceding amendment and waiver provisions.

(c)           It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver but it shall be sufficient if such consent approves the substance thereof.

(d)           After an amendment, supplement or waiver under this Section 9.02 becomes effective, Casella shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of Casella to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 9.03.            Reserved.

SECTION 9.04.            Compliance with TIA.

From the date on which this Indenture is qualified under the TIA, every amendment, waiver or supplement of this Indenture, the Securities or the Subsidiary Guarantees shall comply with the TIA as then in effect.

SECTION 9.05.            Revocation and Effect of Consents.

Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of such Security  affected or portion of such Security affected that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security.  However, any such Holder or subsequent Holder may revoke the consent as to his Security of any series or portion of his Security of any series by notice to the Trustee or Casella received before the date on which the Trustee receives an Officer’s Certificate certifying that the Holders of the requisite principal amount of Securities of such series have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

Casella may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver which record date shall be at least 30 days prior to the first solicitation of such consent.  If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.  No such consent shall be valid or effective for more than 90 days after such record date.  Casella shall inform the Trustee in writing of the fixed record date if applicable.

After an amendment, supplement or waiver becomes effective, it shall bind every Security Holder of each series affected, unless it makes a change described in any of clauses (1) through (10) of Section 9.02(b), in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

SECTION 9.06.          Notation on or Exchange of Securities.

If an amendment, supplement or waiver changes the terms of a Security of any series, Casella may require the Holder of the Security of such series to deliver it to the Trustee.  Casella shall provide the Trustee with an appropriate notation on the Security of such series about the changed terms and cause the Trustee to return it to the Holder at Casella’s expense.  Alternatively, if Casella or the Trustee so determines, Casella in exchange for the Security of such series shall issue and the Trustee shall authenticate a new Security of such series that reflects the changed terms.  Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.07.          Trustee To Sign Amendments, Etc.

The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture.  The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and constituted the legal, valid and binding obligations of Casella enforceable in accordance with its terms.  Such Opinion of Counsel shall be at the expense of Casella.

ARTICLE TEN

[RESERVED]

ARTICLE ELEVEN

SUBSIDIARY GUARANTEE

SECTION 11.01.        Unconditional Guarantee.

Subject to the provisions of this Article Eleven, each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably guarantees, on a senior subordinated basis to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the

Securities or the obligations of Casella or any other Guarantors to the Holders or the Trustee hereunder or thereunder:  (a) (x) the due and punctual payment of the principal of, premium, if any, and interest on the Securities when and as the same shall become due and payable, whether at maturity, upon redemption or repurchase, by acceleration or otherwise, (y) the due and punctual payment of interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Securities of any series and (z) the due and punctual payment and performance of all other obligations of Casella and all other obligations of the other Guarantors (including under the Subsidiary Guarantees), in each case, to the Holders or the Trustee hereunder or thereunder (including amounts due the Trustee under Section 7.07 hereof), all in accordance with the terms hereof and thereof (collectively, the “Guarantee Obligations”); and (b) in case of any extension of time of payment or renewal of Securities of any series or any of such other obligations, the due and punctual payment and performance of Guarantee Obligations in accordance with the terms of the extension or renewal, whether at maturity, upon redemption or repurchase, by acceleration or otherwise.  Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of Casella to the Holders under this Indenture or under the Securities of any seriese, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately.  An Event of Default under this Indenture or the Securities of any series shall constitute an event of default under the related Subsidiary Guarantees, and shall entitle the Holders of Securities of such series to accelerate the obligations of the Guarantors thereunder in the same manner and to the same extent as the obligations of Casella.

Each of the Guarantors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against Casella, any action to enforce the same, whether or not a Subsidiary Guarantee is affixed to any particular Security, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.  Each of the Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of Casella, any right to require a proceeding first against Casella, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Securities of each series, this Indenture and this Subsidiary Guarantee.  This Subsidiary Guarantee is a guarantee of payment and not of collection.  If any Holder or the Trustee is required by any court or otherwise to return to Casella or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to Casella or such Guarantor, any amount paid by Casella or such Guarantor to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.  Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Securities and the Trustee, on the other hand, (a) subject to this Article Eleven, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee.

SECTION 11.02.        [RESERVED].

SECTION 11.03.        Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Subsidiary Guarantee and this Article Eleven shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article Eleven, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

SECTION 11.04.        Execution and Delivery of Subsidiary Guarantee.

To further evidence its Subsidiary Guarantee set forth in Section 11.01, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee shall be endorsed on each Security authenticated and delivered by the Trustee.  Such Subsidiary Guarantee shall be executed on behalf of each Guarantor by either manual or facsimile signature of one Officer or other person duly authorized by all necessary corporate action of each Guarantor who shall have been duly authorized to so execute by all requisite corporate action.  The validity and enforceability of any Subsidiary Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

Each of the Guarantors hereby agrees that its Subsidiary Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Subsidiary Guarantee.

If an Officer of a Guarantor whose signature is on this Indenture or a Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Security on which such Subsidiary Guarantee is endorsed or at any time thereafter, such Guarantor’s Subsidiary Guarantee of such Security shall nevertheless be valid.

The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Subsidiary Guarantee set forth in this Indenture on behalf of each Guarantor.

SECTION 11.05.        Release of a Guarantor.

The Subsidiary Guarantee of a Guarantor will be released:

(a)           upon the sale or other disposition (including by way of merger or consolidation), to any Person that is not an Affiliate of Casella, of all of the Capital Stock of that Guarantor held by Casella or any of its Restricted Subsidiaries or of all or substantially all of the assets of that Guarantor;

(b)           upon the contemporaneous or substantially contemporaneous release or discharge of such Guarantor (1) as a guarantor, borrower and/or issuer in respect of the Senior Credit Facility, the Second Lien Notes and the Senior Subordinated Notes and (2) if the Senior Credit Facility has been terminated, as a guarantor of any issue of any other Indebtedness of more than $5.0 million in aggregate principal amount (per issue) of Casella or any of its Restricted Subsidiaries (other than any Subsidiaries of such Guarantor), except, in each case, as a result of payment by a guarantor in its capacity as a guarantor (and not as a borrower and/or issuer); or

(c)           if Casella designates such Guarantor as an Unrestricted Subsidiary in accordance with this Indenture.

The Trustee shall execute an appropriate instrument prepared by Casella evidencing the release of a Guarantor from its obligations under its Subsidiary Guarantee upon receipt of a request by Casella or such Guarantor accompanied by an Officer’s Certificate and an Opinion of Counsel certifying as to the compliance with this Section 11.05; provided, however, that the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officer’s Certificates of Casella.

Except as set forth in Articles Four and Five and this Section 11.05, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into Casella or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to Casella or another Guarantor.

SECTION 11.06.        Waiver of Subrogation.

Until this Indenture is discharged and all of the Securities are discharged and paid in full, each Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against Casella that arise from the existence, payment, performance or enforcement of Casella’s obligations under the Securities or this Indenture and such Guarantor’s obligations under this Subsidiary Guarantee and this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders against Casella, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from Casella, directly or indirectly, in cash or other assets or by set-off or in any other manner, payment or security on account of such claim or other rights.  If any amount shall be paid to any Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders of Securities under the Securities, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or the Holders and shall forthwith be paid to the Trustee for the benefit of itself or such Holders to be credited and applied to the obligations in favor of the Trustee or the Holders, as the case may be, whether matured or unmatured, in accordance with the terms of this Indenture.  Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.06 is knowingly made in contemplation of such benefits.

SECTION 11.07.        Immediate Payment.

Each Guarantor agrees to make immediate payment to the Trustee on behalf of the Holders of all Guarantee Obligations owing or payable to the respective Holders upon receipt of a demand for payment therefor by the Trustee to such Guarantor in writing.

SECTION 11.08.        No Set-Off.

Each payment to be made by a Guarantor hereunder in respect of the Guarantee Obligations shall be payable in the currency or currencies in which such Guarantee Obligations are denominated, and shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

SECTION 11.09.        Guarantee Obligations Absolute.

The obligations of each Guarantor hereunder are and shall be absolute and unconditional and any monies or amounts expressed to be owing or payable by each Guarantor hereunder which may not be recoverable from such Guarantor on the basis of a Guarantee shall be recoverable from such Guarantor as a primary obligor and principal debtor in respect thereof.

SECTION 11.10.        Guarantee Obligations Continuing.

The obligations of each Guarantor hereunder shall be continuing and shall remain in full force and effect until all such obligations have been paid and satisfied in full.  Each Guarantor agrees with the Trustee that it will from time to time deliver to the Trustee suitable acknowledgments of this continued liability hereunder and under any other instrument or instruments in such form as counsel to the Trustee may advise and as will prevent any action brought against it in respect of any default hereunder being barred by any statute of limitations now or hereafter in force and, in the event of the failure of a Guarantor so to do, it hereby irrevocably appoints the Trustee the attorney and agent of such Guarantor to make, execute and deliver such written acknowledgment or acknowledgments or other instruments as may from time to time become necessary or advisable, in the judgment of the Trustee on the advice of counsel, to fully maintain and keep in force the liability of such Guarantor hereunder.

SECTION 11.11.        Guarantee Obligations Not Reduced.

The obligations of each Guarantor hereunder shall not be satisfied, reduced or discharged solely by the payment of such principal, premium, if any, interest, fees and other monies or amounts as may at any time prior to discharge of this Indenture pursuant to Article Eight be or become owing or payable under or by virtue of or otherwise in connection with the Securities or this Indenture.

SECTION 11.12.        Guarantee Obligations Reinstated.

The obligations of each Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of any Guarantor hereunder (whether such payment shall have been made by or on behalf of Casella or by or on behalf of a Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of Casella or any Guarantor or otherwise, all as though such payment had not been made.  If demand for, or acceleration of the time for, payment by Casella or any other Guarantor is stayed upon the insolvency, bankruptcy, liquidation or reorganization of Casella or such Guarantor, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Guarantor as provided herein.

SECTION 11.13.        Guarantee Obligations Not Affected.

The obligations of each Guarantor hereunder shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known or consented to by any Guarantor or any of the Holders) which, but for this provision, might constitute a whole or partial defense to a claim against any Guarantor hereunder or might operate to release or otherwise exonerate any Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of any of the Holders or otherwise, including, without limitation:

(a)        any limitation of status or power, disability, incapacity or other circumstance relating to Casella or any other Person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up or other proceeding involving or affecting Casella or any other Person;

(b)        any irregularity, defect, unenforceability or invalidity in respect of any indebtedness or other obligation of Casella or any other Person under this Indenture, the Securities or any other document or instrument;

(c)         any failure of Casella or any other Guarantor, whether or not without fault on its part, to perform or comply with any of the provisions of this Indenture, the Securities or any Subsidiary Guarantee, or to give notice thereof to a Guarantor;

(d)        the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against Casella or any other Person or their respective assets or the release or discharge of any such right or remedy;

(e)         the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to Casella or any other Person;

(f)         any change in the time, manner or place of payment of, or in any other term of, any of the Securities, or any other amendment, variation, supplement, replacement or waiver of, or any consent to departure from, any of the Securities or this Indenture, including, without limitation, any increase or decrease in the principal amount of or premium, if any, or interest on any of the Securities;

(g)         any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of Casella or a Guarantor;

(h)        any merger or amalgamation of Casella or a Guarantor with any Person or Persons;

(i)          the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Guarantee Obligations or the obligations of a Guarantor under its Subsidiary Guarantee; and

(j)         any other circumstance, including release of another Guarantor pursuant to Section 11.05 (other than by complete, irrevocable payment), that might otherwise constitute a legal or equitable discharge or defense of Casella under this Indenture or the Securities or of a Guarantor in respect of its Subsidiary Guarantee hereunder.

SECTION 11.14.        Waiver.

Without in any way limiting the provisions of Section 11.01, each Guarantor hereby waives notice of acceptance hereof, notice of any liability of any Guarantor hereunder, notice or proof of reliance by the Holders upon the obligations of any Guarantor hereunder, and diligence, presentment, demand for payment on Casella, protest, notice of dishonor or non-payment of any of the Guarantee Obligations, or other notice or formalities to Casella or any Guarantor of any kind whatsoever.

SECTION 11.15.        No Obligation To Take Action Against Casella.

Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies against Casella or any other Person or any property of Casella or any other Person before the Trustee is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their Subsidiary Guarantees or under this Indenture.

SECTION 11.16.        Dealing with Casella and Others.

The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Guarantor hereunder and without the consent of or notice to any Guarantor, may

(a)           grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to Casella or any other Person;

(b)           take or abstain from taking security or collateral from Casella or from perfecting security or collateral of Casella;

(c)           release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by Casella or any third party with respect to the obligations or matters contemplated by this Indenture or the Securities;

(d)           accept compromises or arrangements from Casella;

(e)           apply all monies at any time received from Casella or from any security upon such part of the Guarantee Obligations as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

(f)            otherwise deal with, or waive or modify their right to deal with, Casella and all other Persons and any security as the Holders or the Trustee may see fit.

SECTION 11.17.        Default and Enforcement.

If any Guarantor fails to pay in accordance with Section 11.07 hereof, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Subsidiary Guarantee of any such Guarantor and such Guarantor’s obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Guarantor the obligations.

SECTION 11.18.        Amendment, Etc.

No amendment, modification or waiver of any provision of this Indenture relating to any Guarantor or consent to any departure by any Guarantor or any other Person from any such provision will in any event be effective unless it is signed by such Guarantor and the Trustee.

SECTION 11.19.        Acknowledgment.

Each Guarantor hereby acknowledges communication of the terms of this Indenture and the Securities and consents to and approves of the same.

SECTION 11.20.        Costs and Expenses.

Each Guarantor shall pay on demand by the Trustee any and all costs, fees and expenses (including, without limitation, legal fees on a solicitor and client basis) incurred by the Trustee, its agents, advisors and counsel or any of the Holders in enforcing any of their rights under any Subsidiary Guarantee.

SECTION 11.21.        No Merger or Waiver; Cumulative Remedies.

No Subsidiary Guarantee shall operate by way of merger of any of the obligations of a Guarantor under any other agreement, including, without limitation, this Indenture.  No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege hereunder or under this Indenture or the Securities, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Securities preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges in the Subsidiary Guarantee and under this Indenture, the Securities and any other document or instrument between a Guarantor and/or Casella and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

SECTION 11.22.        Survival of Guarantee Obligations.

Without prejudice to the survival of any of the other obligations of each Guarantor hereunder, the obligations of each Guarantor under Section 11.01 shall survive the payment in full of the Guarantee Obligations and shall be enforceable against such Guarantor without regard to and without giving effect to any defense, right of offset or counterclaim available to or which may be asserted by Casella or any Guarantor.

SECTION 11.23.        Guarantee in Addition to Other Guarantee Obligations.

The obligations of each Guarantor under its Subsidiary Guarantee and this Indenture are in addition to and not in substitution for any other obligations to the Trustee or to any of the Holders in relation to this Indenture or the Securities and any guarantees or security at any time held by or for the benefit of any of them.

SECTION 11.24.        Severability.

Any provision of this Article Eleven which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction unless its removal would substantially defeat the basic intent, spirit and purpose of this Indenture and this Article Eleven.

SECTION 11.25.        Successors and Assigns.

Each Subsidiary Guarantee shall be binding upon and inure to the benefit of each Guarantor and the Trustee and the other Holders and their respective successors and permitted assigns, except that no Guarantor may assign any of its obligations hereunder or thereunder.

ARTICLE TWELVE

MISCELLANEOUS

SECTION 12.01.        TIA Controls.

If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, such required or deemed provision shall control.

SECTION 12.02.        Notices.

Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by nationally recognized overnight courier service, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to Casella or a Guarantor:

c/o Casella Waste Systems, Inc.
25 Greens Hill Lane
Rutland, Vermont  05701
Attention:  General Counsel

Telephone:	(802) 775-0325
Facsimile:	(802) 770-5348

with a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, Massachusetts  02109
Attention:  Jeffrey Stein, Esq.

Telephone:	(617) 526-6624
Facsimile:	(617) 526-5000

if to the Trustee:

[                                    ]

with a copy to:

[                          ]

Each of Casella and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person.  Any notice or communication to Casella and the Trustee, shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back; when receipt is acknowledged, if telecopied; five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); and next Business Day if by nationally recognized overnight courier service.

Any notice or communication mailed to a Security Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

Failure to mail a notice or communication to a Security Holder or any defect in it shall not affect its sufficiency with respect to other Security Holders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 12.03.        Communications by Holders with Other Holders.

Security Holders may communicate pursuant to TIA § 312(b) with other Security Holders with respect to their rights under this Indenture, the Securities or the Subsidiary Guarantees.  Casella, the Trustee, the Registrar and any other Person shall have the protection of TIA § 312(c).

SECTION 12.04.        Certificate and Opinion as to Conditions Precedent.

Upon any request or application by Casella to the Trustee to take any action under this Indenture, Casella shall furnish to the Trustee at the request of the Trustee:

(1)           an Officer’s Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed or effected by Casella, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)           an Opinion of Counsel stating that, in the opinion of such counsel, any and all such conditions precedent have been complied with.

SECTION 12.05.        Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officer’s Certificate required by Section 4.06, shall include:

(1)           a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)           a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with or satisfied; and

(4)           a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

SECTION 12.06.        Rules by Trustee, Paying Agent, Registrar.

The Trustee, Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 12.07.        Legal Holidays.

If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day.

SECTION 12.08.        Governing Law.

This Indenture, the Securities and the Subsidiary Guarantees will be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflicts of law.

SECTION 12.09.        No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of any of Casella or any of its Subsidiaries.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.10.        No Recourse Against Others.

No director, officer, employee, incorporator or stockholder of Casella or of any Guarantor, as such, shall have any liability for any obligations of Casella or the Guarantors under the Securities, this Indenture, the Guarantors’ Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Securities by accepting a Security waives and releases all such liability.  Such waiver and release are part of the consideration for issuance of the Securities.

SECTION 12.11.        Successors.

All agreements of Casella and the Guarantors in this Indenture, the Securities and the Subsidiary Guarantees shall bind their respective successors.  All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 12.12.        Duplicate Originals.

All parties may sign any number of copies of this Indenture.  Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

SECTION 12.13.        Severability.

In case any one or more of the provisions in this Indenture, in the Securities or in the Subsidiary Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the date first written above.

CASELLA WASTE SYSTEMS, INC.,
as Issuer

By:
Name:
Title:

[GUARANTORS]

By:
Name:
Title:

[ ]
as Trustee

By:
Name:
Title: